Exhibit 4.8

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 22, 2024, among LEVEL 3 PARENT, LLC (“Level 3 Parent”), a Delaware limited liability company, LEVEL 3 FINANCING, INC. (the “Issuer”), a Delaware corporation, the guarantors listed on the signature pages hereto (together with Level 3 Parent, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee (in such capacity, the “Trustee”) and as note collateral agent (in such capacity, the “Note Collateral Agent”)

W I T N E S S E T H

WHEREAS the Issuer, Level 3 Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee that certain Indenture, dated as of March 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”), providing for the issuance of 10.500% Senior Secured Notes due 2030 (the “Notes”);

WHEREAS, Section 802 of the Indenture provides, among other things, that with the consent of the Holders of not less two-thirds in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Issuer and the Trustee (the “Requisite Consents” and the holders thereof, the “Consenting Noteholders”), the Issuer, the Guarantors and the Trustee may enter into one or more indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or waiving or otherwise modifying in any manner the rights of the Holders, including the waiver of certain past defaults under the Indenture pursuant to Section 513;

WHEREAS, on January 22, 2024, the Issuer, Lumen Technologies, Inc., Qwest Corporation (together, the “Lumen Parties”) and certain holders of the Lumen Parties’ existing indebtedness entered into that certain Amended and Restated Transaction Support Agreement (together with all exhibits, annexes and schedules thereto, as so amended, the “Transaction Support Agreement”) pursuant to which the Consenting Holders holding Notes have agreed, among other things, deliver consents with respect to all of their Notes in the Consent Solicitation pursuant to the Consent Solicitation Statement (each as defined below);

WHEREAS, on March 8, 2024, the Issuer distributed a Consent Solicitation Statement (the “Consent Solicitation Statement”) to certain Holders to participate in, among other things, the solicitation of consent from Holders to amend and restate the Indenture as set forth in this Supplemental Indenture (the “Consent Solicitation”), subject to the terms and conditions set forth in the Indenture;

WHEREAS, the Issuer has received the Requisite Consents from the holders of the Notes to make certain amendments to the Indenture as set forth in Section 2 hereof (the “Amendments”), as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuer and the Guarantors;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

WHEREAS, pursuant to Section 802 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, and the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to Section 6.09(b) of the Note Collateral Agreement, the Note Collateral Agreement may be amended or otherwise modified pursuant to an agreement or agreements in writing entered into by the Collateral Agent, Level 3 Parent, the Issuer and the Guarantors;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amended and Restated Indenture. The Indenture is hereby amended and restated as set forth in Exhibit A hereto.

3. Amended and Restated Note Collateral Agreement. The Note Collateral Agreement is hereby amended and restated as set forth in Exhibit B hereto.

4. Guarantors. Each existing Guarantor hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article Four thereof, in each case subject to the terms and conditions set forth in the Indenture.

5. Entry into Intercreditor Agreements. The Consenting Noteholders hereby authorize and instruct the Note Collateral Agent to enter into (i) that certain First Lien/First Lien Intercreditor Agreement, dated as of the date hereof, among, inter alios, BNYM, as collateral agent for the Initial Other First-Priority Secured Parties (10.500% SSNs), Wilmington Trust, National Association (“WTNA”) as collateral agent and the secured parties or their representatives from time to time party thereto, and (ii) that certain Multi-Lien Intercreditor Agreement, dated as of the date hereof, among, inter alios, BNYM, as First Lien Notes Indenture Trustee (10.500% SSNs) for the First Lien Notes (10.500% SSNs), WTNA, as collateral agent for the additional secured parties thereto, Merrill Lynch Capital Corporation, as collateral agent for the original secured parties thereto, and the other representatives from to time party thereto.

6. Waiver and Release. Upon the terms and subject to the conditions set forth in this Supplemental Indenture, and in reliance upon the representations, warranties and covenants of the Issuer and the Guarantors contained herein and the other Note Documents, effective as of the date hereof, each Consenting Noteholder, on behalf of itself and its predecessors, successors, assigns, agents, subsidiaries (except in the case of any Consenting Lumen Tech Revolving Lender or Consenting Lumen Tech Term A/A-1 Lender (each as defined in Transaction Support Agreement) that is a bona fide commercial bank, any Consenting Lumen Tech Revolving Lender Trading Desk (as defined in the Transaction Support Agreement) or any other affiliate of a bona fide commercial bank), Affiliates (except in the case of any Consenting Lumen Tech Revolving Lender or Consenting Lumen Tech Term A/A-1 Lender (each as defined in Transaction Support Agreement) that is a bona fide commercial bank, any Consenting Lumen Tech Revolving Lender Trading Desk (as defined in the Transaction Support Agreement) or any other affiliate of a bona fide commercial bank), Affiliates and representatives, and as Consenting Noteholders to the maximum extent that such Consenting Noteholders may act collectively hereunder and under the Indenture (including, without limitation, Article 8 and Section 513 thereof) on behalf of the Holders, hereby irrevocably and forever (i) waive any defaults, Defaults, or Events of Default and their consequences, and any rights of the Holders of the Notes arising from any of the foregoing(the “Waiver”) and (ii) hereby supplement the Indenture to incorporate the terms of this Waiver.

7. [Reserved].

8. Reference to and Effect on the Indenture. Except as otherwise provided in Section 5, on and after the effective date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and restated by this Supplemental Indenture unless the context otherwise requires, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

9. Construction. Except as otherwise expressly provided or unless the context otherwise requires, the rules of construction set forth in Article One of the Indenture shall apply to this Supplemental Indenture mutatis mutandis.

10. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11. Waiver of Jury Trial. EACH OF THE COMPANY PARTIES AND THE TRUSTEE AND THE NOTE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12. Severability. To the extent permitted by applicable law, any provision of this Supplemental Indenture held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. In the event any one or more of the provisions contained in this Supplemental Indenture or any waiver, amendment or modification to this Supplemental Indenture or other Note Document (or purported waiver, amendment, or modification) including pursuant to this Supplemental Indenture, should be held invalid, illegal, unenforceable or to be unauthorized under the terms of Section 802 of the Indenture, then:

(x) (i) such provisions, waivers, amendments or modifications (or purported waivers, amendments or modifications) shall be construed or deemed modified so as to be valid, legal, enforceable and authorized under the terms of Section 802 of the Indenture, as applicable, with an economic effect as close as possible to that of the invalid, illegal, unenforceable or unauthorized provisions, waivers, amendments or modifications, as applicable, and (ii) once construed or modified by clause (i), such provisions, waivers, amendments or modifications (or attempted waivers, amendments, or modifications) shall be deemed to have been operative ab initio,

(y) any such provision, waiver, amendment or modification (or purported waiver, amendment or modification) not capable of being modified or construed in accordance with the foregoing clause (x) shall automatically be considered without effect, and such provision, waiver, amendment or modification shall for all purposes be deemed to have never been implemented or occurred, as applicable, and

(z) after giving effect to each of the foregoing clauses (x) and (y), the validity, legality and enforceability of the remaining provisions or waivers, amendments or modifications, as applicable, contained herein and therein shall not in any way be affected or impaired thereby.

Notwithstanding any other provision of this Supplemental Indenture, if a court of competent jurisdiction, in a final and unstayed order, determines that the amendments contained herein or that any aspect of the Level 3 Senior Unsecured Notes Transaction (as defined in the Transaction Support Agreement) invalid for any reason, such determination shall not (directly or indirectly) constitute a default or breach of this Supplemental Indenture, the Indenture or any other Note Document.

13. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic signature shall be deemed to be their original signatures for all purposes.

14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

15. [Reserved].

16. Benefits Acknowledged. Each of the Company Parties acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the agreements made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

17. Successors. All agreements of each of the Company Parties and the Trustee and the Note Collateral Agent in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.

18. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each note issued thereunder heretofore or hereafter authenticated and delivered shall be bound hereby.

19. Notes Deemed Conformed. The provisions of the Notes shall be deemed to be conformed to the Indenture as supplemented by this Supplemental Indenture and amended to the extent that the Notes are inconsistent with the Indenture as amended by this Supplemental Indenture.

20. Opinion of Counsel and Officers’ Certificate. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that the execution of the Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

21. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Level 3 Parent and the guarantors, and not of the Trustee. The Issuer hereby authorizes and directs the Trustee to execute and deliver this Supplemental Indenture. The Issuer acknowledges and agrees that the Trustee (i) shall be entitled to all of the rights, privileges, benefits, protections, indemnities, limitations of liability, and immunities of the Trustee set forth in the Indenture, which are hereby deemed incorporated by reference; and (ii) has acted consistently with its standard of care under the Indenture.

22. Effectiveness; Revocation. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties of this Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Existing Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

23. Waiver, Release and Disclaimer.

(a) Subject to the occurrence of, and effective from and after, such time the Proposed Amendments (as defined in the Consent Solicitation Statement) become effective and operative (the “Effective Time” and the date thereof, the “Effective Date”) and the consummation of the Transactions, in exchange for the cooperation with, participation in, and entering into the Transactions by the Consenting Noteholders and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and each Guarantor (on behalf of itself and each of its subsidiaries and Affiliates) hereby finally and forever releases and discharges the Other Released Parties1 and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising immediately prior to the Effective Date arising from, relating to, or in connection with the Notes under, and as defined in the Indenture and each of the Notes Documents, the Transactions, the negotiation, formulation, or preparation of this Supplemental Indenture, the Definitive Documents (as defined in the Transaction Support Agreement) or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that the Issuer or the Guarantors, their respective subsidiaries or any holder of a claim against or interest in the such entities or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Company Released Claims”). Further, subject to the occurrence of, and effective from and after, the Effective Date and the consummation of the Transactions, each of the Issuer and the Guarantors (on behalf of itself and each of its subsidiaries and Affiliates) hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. Each of the

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“Other Released Party” shall mean each of: (a) the Consenting Noteholders, the Trustee and each of their Affiliates; (b) the predecessors, successors, and assigns of each of the foregoing; and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.

Issuer and the Guarantors (on behalf of itself and each of its subsidiaries and Affiliates) further stipulates and agrees with respect to all Claims2, that, subject to the occurrence of, and effective from and after, the Effective Date and the consummation of the Transactions, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 22(a).

(b) Subject to the occurrence of, and effective from and after, the Effective Date and the consummation of the Transactions, in exchange for the cooperation with, participation in, and entering into the Transactions by the Issuer and/or the Guarantors and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Consenting Noteholder on behalf of itself and each of its predecessors, successors, assigns, agents, subsidiaries (except in the case of any Consenting Lumen Tech Revolving Lender or Consenting Lumen Tech Term A/A-1 Lender (each as defined in Transaction Support Agreement) that is a bona fide commercial bank, any Consenting Lumen Tech Revolving Lender Trading Desk (as defined in the Transaction Support Agreement) or any other affiliate of a bona fide commercial bank), Affiliates (except in the case of any Consenting Lumen Tech Revolving Lender or Consenting Lumen Tech Term A/A-1 Lender (each as defined in Transaction Support Agreement) that is a bona fide commercial bank, any Consenting Lumen Tech Revolving Lender Trading Desk (as defined in the Transaction Support Agreement) or any other affiliate of a bona fide commercial bank), and representatives finally and forever releases and discharges (i) the Company Released Parties and their respective property and (ii) the other Consenting Noteholders and their respective property, in each case to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising immediately prior to the Effective Date arising from, relating to, or in connection with any indebtedness of the Issuer or its subsidiaries outstanding as of the date hereof (including, without limitation, all Indebtedness of the Issuer, Lumen Technologies (“Lumen”), Qwest Corporation (“QC”) or Qwest Capital Funding, Inc. or any of their respective Subsidiaries existing prior to the effective date of the Transaction Support Agreement), the Notes issued under, and as defined in, the Indenture and each of the Notes Documents, the Transactions, the negotiation, formulation, or preparation of this Supplemental Indenture, the Definitive Documents (as defined in the Transaction Support Agreement) or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that a Consenting Noteholder or any holder of a claim against or interest in the Consenting Noteholder or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including, without limitation, any claim based upon or alleging a breach, default, Event of Default, or failure to comply with any such agreement or document (collectively, the “Consenting Noteholder Released Claims” and, together with the Company Released Claims, the “Released Claims”). For the avoidance of doubt, the Consenting Noteholder Released Claims encompass and include any and all claims or causes of action relating to or challenging the Transactions themselves, including any and all claims or causes of action alleging or contending that any aspect of the Transactions violates any Existing Document (as defined in the Transaction Support Agreement) or other agreement, or that

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“Claim” shall mean (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

cooperation with, participation in, or entering into the Transactions violates any statute or other law, it being understood that the Consenting Parties are ratifying and approving all such Transactions to the maximum extent possible under applicable law. In addition, for the avoidance of doubt, the releases and discharges granted hereunder by each of the Consenting Parties are not limited to the loans, securities or other interests or positions that they hold as of the Effective Date or the Notes under the Indenture, but are granted by the Consenting Parties in all capacities and with respect to all loans, securities or other interests held or acquired at any time that relate to the Issuer, the Loan Parties or any of their respective Affiliates. Further, subject to the occurrence of, and effective from and after, the Effective Date, each Consenting Noteholder hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Company Released Party or any other Consenting Noteholder relating to or arising out of any Consenting Party Released Claim. Each Consenting Noteholder further stipulates and agrees with respect to all Claims, that subject to the occurrence of, and effective from and after, the Effective Date and the consummation of the Transactions, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 23(b).

(c) EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY HEREBY EXPRESSLY AGREES THAT THE RELEASED CLAIMS SHALL INCLUDE, WITHOUT LIMITATION, SUCH RELEASED CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE AS A DIRECT OR INDIRECT RESULT OF THE GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT OF ANY COMPANY RELEASED PARTY OR OTHER RELEASED PARTY. EACH PARTY AGREES THAT THE COMPANY RELEASED PARTIES AND OTHER RELEASED PARTIES ARE EXPRESSLY INTENDED AS THIRD-PARTY BENEFICIARIES OF THIS SECTION 23.

(d) Each Consenting Noteholder and each of the Issuer and the Guarantors acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Supplemental Indenture and the Transactions or any party hereto, but hereto further acknowledges that it is the intention of each of the Issuer and the Guarantors and each Consenting Noteholder to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Supplemental Indenture, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed.

Notwithstanding the foregoing Sections 23(a), 23(b), 23(c) and 23(d), nothing in this Supplemental Indenture is intended to, and shall not, (i) release any party’s rights and obligations under this Supplemental Indenture or any of the Definitive Documents (as defined in the Transaction Support Agreement), (ii) bar any party from seeking to enforce or effectuate this Supplemental Indenture or any of the Definitive Documents (as defined in the Transaction Support Agreement) or (iii) release any payment obligation of the Issuer or any Guarantor (or their subsidiaries) under the Notes Documents (as defined in the Indenture).

24. Authorization of the Transactions. The Consenting Noteholders hereby expressly authorize, consent to, ratify and permit the Transactions and any transactions directly relating thereto or reasonably required to effect such Transactions in all respects. The Indenture is hereby supplemented to expressly authorize, consent to, ratify and permit the Transactions.

25. OFAC Sanctions. The Issuer covenants and represents that neither it or any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). The Issuer covenants and represents that neither it or any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to the Transaction: (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LEVEL 3 PARENT, LLC,

By:	/s/ Rahul Modi
Name: Rahul Modi
Title: Senior Vice President & Treasurer

LEVEL 3 FINANCING, INC.

By:	/s/ Rahul Modi
Name: Rahul Modi
Title: Senior Vice President & Treasurer

[Signature Page – Third Supplemental Indenture – 10.500% Senior Secured Notes due 2030]

BROADWING, LLC

BROADWING COMMUNICATIONS, LLC

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

LEVEL 3 COMMUNICATIONS, LLC

LEVEL 3 ENHANCED SERVICES, LLC

LEVEL 3 INTERNATIONAL, INC.

LEVEL 3 TELECOM HOLDINGS II, LLC

LEVEL 3 TELECOM HOLDINGS, LLC

LEVEL 3 TELECOM MANAGEMENT CO. LLC

LEVEL 3 TELECOM OF ALABAMA, LLC

LEVEL 3 TELECOM OF ARKANSAS, LLC

LEVEL 3 TELECOM OF CALIFORNIA, LP

LEVEL 3 TELECOM OF D.C., LLC

LEVEL 3 TELECOM OF IDAHO, LLC

LEVEL 3 TELECOM OF ILLINOIS, LLC

LEVEL 3 TELECOM OF IOWA, LLC

LEVEL 3 TELECOM OF LOUISIANA, LLC

LEVEL 3 TELECOM OF MISSISSIPPI, LLC

LEVEL 3 TELECOM OF NEW MEXICO, LLC

LEVEL 3 TELECOM OF NORTH CAROLINA, LP

LEVEL 3 TELECOM OF OHIO, LLC

LEVEL 3 TELECOM OF OKLAHOMA, LLC

LEVEL 3 TELECOM OF OREGON, LLC

LEVEL 3 TELECOM OF SOUTH CAROLINA, LLC

LEVEL 3 TELECOM OF TEXAS, LLC

LEVEL 3 TELECOM OF UTAH, LLC

LEVEL 3 TELECOM OF VIRGINIA, LLC

LEVEL 3 TELECOM OF WASHINGTON, LLC

LEVEL 3 TELECOM OF WISCONSIN, LP

LEVEL 3 TELECOM, LLC

TELCOVE OPERATIONS, LLC

VYVX, LLC

WILTEL COMMUNICATIONS, LLC

By:	/s/ Rahul Modi
Name: Rahul Modi
Title: Senior Vice President & Treasurer

BTE EQUIPMENT, LLC

By:	/s/ Rahul Modi
Name: Rahul Modi
Title: Senior Vice President & Treasurer

[Signature Page – Third Supplemental Indenture – 10.500% Senior Secured Notes due 2030]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Note Collateral Agent

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page – Third Supplemental Indenture – 10.500% Senior Secured Notes due 2030]

Exhibit A

[Attached]

LEVEL 3 FINANCING, INC.,

as Issuer,

LEVEL 3 PARENT, LLC,

as a Guarantor,

the other Guarantors party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee and as Note Collateral Agent

Indenture

Dated as of March 31, 2023

As Supplemented as of March 22, 2024

10.500% Senior Secured Notes Due 2030

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

i

APPENDIX A – Provisions Relating to Securities

EXHIBIT 1 TO APPENDIX A – Form of Security

EXHIBIT 2 TO APPENDIX A – Form of Transferee Letter of Representation

EXHIBIT A – Form of Incumbency Certificate

EXHIBIT B – Form of Supplemental Indenture (Future Guarantors)

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INDENTURE, dated as of March 31, 2023, among Level 3 Financing, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), having its principal office at 1025 Eldorado Blvd, Broomfield, Colorado 80021, Level 3 Parent, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called “Level 3 Parent”), having its principal office at 1025 Eldorado Blvd., Broomfield, Colorado 80021, the other Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee and as Note Collateral Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 10.500% Senior Secured Notes Due 2030 (the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer, Level 3 Parent and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer, Level 3 Parent, the Guarantors party hereto, the Trustee and the Note Collateral Agent, in accordance with their and its terms.

On each settlement date of the Exchange Offers, Level 3 LLC will issue an intercompany demand note to Level 3 Parent in an amount equal to the aggregate principal amount of Securities that are issued by the Issuer in the Exchange Offers on such settlement date (each, an “Exchange Consideration Note”) in exchange for a reduction of an equivalent amount of the outstanding balance under the Parent Intercompany Note. Level 3 Parent will then contribute the Exchange Consideration Note to the Issuer and the Issuer will then deliver the Exchange Consideration Note to Level 3 LLC for extinguishment in exchange for an equivalent increase in the outstanding balance of the Loan Proceeds Note. The Issuer will then contribute the Lumen Notes that it acquires in the Exchange Offers on such settlement date to Level 3 LLC and, in return, Level 3 LLC will deliver such Lumen Notes to Level 3 Parent in exchange for a reduction of the amount of the outstanding balance under the Parent Intercompany Note equal to the principal amount of the Securities issued in exchange for such Lumen Notes. Level 3 Parent will then distribute such Lumen Notes to its parent company, which in turn will distribute such Lumen Notes to Lumen for retirement and cancellation.

The Issuer has pledged the Loan Proceeds Note and each of the Existing Proceeds Notes to secure its obligations under the Existing Issuer Credit Facility and the Existing Secured Notes and will pledge the Loan Proceeds Note and each of the Existing Proceeds Notes to secure its obligations under the Securities. Level 3 Parent has pledged the Parent Intercompany Note to secure its obligations under the Existing Issuer Credit Facility and the Existing Secured Notes and will pledge the Parent Intercompany Note to secure its obligations under the Securities.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture and the other Note Documents, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) except as otherwise expressly provided herein (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Indenture or any Note Document, the Issuer may interpret such ratio or requirement to preserve the original intent thereof in light of such change in GAAP as determined in good faith by the Issuer and provided that such determination is consistent with any equivalent determination under the New Credit Agreement. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made:

(i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary at “fair value,” as defined therein,

(ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and

(iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture;

(e) “or” is not exclusive and “including” means including without limitation; and

(f) any reference in this Indenture to any Note Document means such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“3.400% Senior Notes due 2027” means the Issuer’s 3.400% Senior Notes due 2027 issued pursuant to the Indenture dated as of November 29, 2019, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and as notes collateral agent, as amended, modified or supplemented from time to time, including by that certain Supplemental Indenture, dated as of the Amendment Effective Date.

“3.625% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $840,000,000, representing the gross proceeds to the Issuer from the issuance of the 3.625% Senior Notes due 2029.

“3.625% Senior Notes due 2029” means the Issuer’s 3.625% Senior Notes due 2029 issued pursuant to the Indenture dated as of August 12, 2020, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“3.750% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $900,000,000, representing the gross proceeds to the Issuer from the issuance of the 3.750% Senior Notes due 2029.

“3.750% Senior Notes due 2029” means the Issuer’s 3.750% Sustainability-Linked Senior Notes due 2029 issued pursuant to the Indenture dated as of January 13, 2021, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“3.875% Second Lien Notes due 2030” means the Issuer’s 3.875% Second Lien Notes due 2030 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“3.875% Senior Notes due 2029” means the Issuer’s 3.875% Senior Notes due 2029 issued pursuant to the Indenture dated as of November 29, 2019, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent, as amended, modified or supplemented from time to time, including by that certain Supplemental Indenture, dated as of the Amendment Effective Date.

“4.000% Second Lien Notes due 2031” means the Issuer’s 4.000% Second Lien Notes due 2031 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“4.250% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $1,200,000,000, representing the gross proceeds to the Issuer from the issuance of the 4.250% Senior Notes due 2028.

“4.250% Senior Notes due 2028” means the Issuer’s 4.250% Senior Notes due 2028 issued pursuant to the Indenture dated as of June 15, 2020, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time, including by that certain Supplemental Indenture, dated as of the Amendment Effective Date.

“4.500% Second Lien Notes due 2030” means the Issuer’s 4.500% Second Lien Notes due 2030 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“4.625% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $1,000,000,000, representing the gross proceeds to the Issuer from the issuance of the 4.625% Senior Notes due 2027.

“4.625% Senior Notes due 2027” means the Issuer’s 4.625% Senior Notes due 2027 issued pursuant to the Indenture dated as of September 25, 2019, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time, including by that certain Supplemental Indenture, dated as of the Amendment Effective Date.

“4.875% Second Lien Notes due 2029” means the Issuer’s 4.875% Second Lien Notes due 2029 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“10.500% First Lien Notes due 2029” means the Issuer’s 10.500% First Lien Notes due 2029 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“10.750% First Lien Notes due 2030” means the Issuer’s 10.750% First Lien Notes due 2030 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“11.000% First Lien Notes due 2029” means the Issuer’s 11.000% Senior Secured Notes due 2029 issued pursuant to the Indenture dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in this Indenture, including Section 9.08, 10.500% Senior Secured Notes due 2030 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 3.06, 3.07 or 10.08 of this Indenture).

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“After-Acquired Property” means any property or assets (other than Excluded Property) of the Issuer or any Collateral Guarantor that secures (or is required to secure) any First Lien Obligations (including any Credit Agreement Obligations) that is not already subject to the Lien under the Note Collateral Documents.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Amendment Effective Date” means March 22, 2024.

“Attributable Value” means, as to any Sale and Leaseback Transaction resulting in a Finance Lease Obligation, the principal amount of such Finance Lease Obligation. For purposes hereof, “Finance Lease Obligation” shall mean “Capitalized Lease Obligation”.

“Asset Sale” means to:

(a) convey, sell, lease, sell and lease-back, assign, transfer or otherwise dispose of any property, business or asset of the Issuer or any Subsidiary (including any sale and lease-back of assets and any lease of Real Property) to any person in respect of:

(i) substantially all of the assets of the Issuer or any Subsidiary representing a division or line of business, or

(ii) other property of the Issuer or any Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Issuer), and

(b) sell Equity Interests of any Subsidiary to a person other than the Issuer or a Subsidiary.

Notwithstanding the foregoing, the following shall not be an Asset Sale:

(a) the purchase and disposition of inventory or equipment, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset, (iii) the disposition of surplus, obsolete, damaged or worn out equipment or other tangible property and (iv) the disposition of Cash Equivalents, in each case pursuant to this clause (a) (as determined in good faith by the Issuer), by the Issuer or any Subsidiary in the ordinary course of business or, with respect to operating leases, otherwise for Fair Market Value on market terms;

(b) [reserved];

(c) dispositions to the Issuer or a Subsidiary of the Issuer;

(d) dispositions (x) in the form of cash investments consisting of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries, or (y) of intercompany loans, advances or indebtedness having a term not exceeding 364 days, in each case of clauses (x) and (y), made in the ordinary course of business;

(e) Permitted Investments (other than clause (m)(ii) of the definition of “Permitted Investments”), Permitted Liens, and Restricted Payments permitted by Section 9.11;

(f) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(g) dispositions of all or substantially all of the assets of the Issuer or any Subsidiary, or consolidations or mergers of the Issuer or any Subsidiary, which shall be governed by Article 7; provided, that for the avoidance of doubt, the sale or contribution of Receivables, Securitization Assets or Digital Products in connection with a Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility, respectively, shall be governed by clause (m) of this definition;

(h) leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(i) dispositions of inventory or dispositions or abandonment of Intellectual Property of the Issuer and its Subsidiaries determined in good faith by the management of the Issuer to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Issuer or any of the Subsidiaries;

(j) dispositions (whether in one transaction or in a series of related transactions) of assets having a Fair Market Value not in excess of $15,000,000 per a single transaction or series of related transactions;

(k) dispositions of Specified Digital Products Investments;

(l) any exchange or swap of assets (other than cash and Cash Equivalents) in the ordinary course of business for other assets (other than cash and Cash Equivalents) of comparable or greater value or usefulness to the business of the Issuer and the Subsidiaries as a whole, determined in good faith by the management of the Issuer;

(m) (i) dispositions and acquisitions of Securitization Assets pursuant to any Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (ii) dispositions and acquisitions of Receivables pursuant to any Qualified Receivable Facility permitted under Section 9.08(b)(xxviii) and (iii) dispositions and acquisitions of Digital Products pursuant to any Qualified Digital Products Facility permitted under Section 9.08(b)(xxx).

“Available Amount” means, as of any date of determination, a cumulative amount equal to the sum of, without duplication:

(a) $175,000,000; plus

(b) the Retained Excess Cash Flow; plus

(c) the aggregate amount of any capital contribution in respect of Qualified Equity Interests or the proceeds of any issuance of Qualified Equity Interests after the Issue Date received as cash equity (other than amounts received and used to make “Restricted Payments” pursuant to Section 9.11(b)(ii) by Level 3 Parent (and contributed to the Issuer), the Issuer or any Subsidiary that is a Guarantor from Lumen or any Subsidiary thereof (other than Level 3 Parent or the Issuer, any of their Subsidiaries or any Unrestricted Subsidiary), in each case during the period from and including the day immediately following the Issue Date through and including such date; plus

(d) the net cash proceeds received by Level 3 Parent (and contributed to the Issuer), the Issuer or any Subsidiary that is a Guarantor directly from any Investment by Lumen or any Subsidiary thereof (other than Level 3 Parent or the Issuer or any of their Subsidiaries or any Unrestricted Subsidiary) in Level 3 Parent, the Issuer or such Subsidiary that is a Guarantor during the period from and including the day immediately following the Issue Date through and including such time (other than amounts received and used to make “Restricted Payments” pursuant to Section 9.11(b)(ii)); plus

(e) the aggregate amount of cash proceeds received by Level 3 Parent (and contributed to the Issuer), the Issuer or any Subsidiary that is a Guarantor from the payment of interest by Lumen in respect of any loans outstanding under the Lumen Intercompany Loan during the period from and including the day immediately following the Issue Date through and including such date; plus

(f) the aggregate amount of cash proceeds received by Level 3 Parent (and contributed to the Issuer), the Issuer or any Subsidiary that is a Guarantor from the payment of interest by Lumen in respect of any loans outstanding under the Lumen Intercompany Revolving Loan or any other intercompany loan between Lumen and the Issuer not prohibited by this Indenture (other than intercompany loans made pursuant to clause (t) of the definition of “Permitted Investments”) during the period from and including the day immediately following the Issue Date through and including such date; minus

(g) an amount equal to the amount of Restricted Payments made (or deemed made) pursuant to Section 9.11(b)(iv) after the Issue Date and prior to such time or contemporaneously therewith;

provided, that notwithstanding anything to the contrary herein, the Available Amount shall exclude the cash proceeds contributed by Lumen to Level 3 Parent on or about the Issue Date in the amount of $210,000,000 in connection with the consummation of the Transactions.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, and any successor thereto.

“Board of Directors” means, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person or (other than for purposes of the definition of “Change of Control”) any duly appointed committee thereof.

“Board Resolution” of any person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or any place of payment.

“Capital Expenditures” means, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, that Capital Expenditures for the Issuer and the Subsidiaries shall not include:

(a) expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Issuer or capital contributions to the Issuer or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Issuer and the Subsidiaries to the extent such proceeds are not then required to be applied to prepay or repurchase First Lien Obligations pursuant to Section 9.12(c);

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Issuer or any Subsidiary) and for which none of the Issuer or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) assets disposed of pursuant to clause (l) of the definition of the term “Asset Sale”;

(g) Investments in respect of a Permitted Business Acquisition; or

(h) the purchase of property, plant or equipment made with proceeds from any Asset Sale to the extent such proceeds are not then required to be applied to prepay or repurchase First Lien Obligations pursuant to Section 9.12(c).

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided, that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on October 31, 2016 (whether or not such operating lease obligations were in effect on such date) may, in the sole discretion of the Issuer, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Equivalents” means:

(a) direct obligations of the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $1,000,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and its Subsidiaries, on a consolidated basis, as of the end of the Issuer’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Issuer or any Subsidiary organized in such jurisdiction.

“Cash Management Agreement” means any agreement to provide to the Issuer or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” has the meaning specified in Section 9.07.

“Change of Control Triggering Event” has the meaning specified in Section 9.07.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Property whether now owned or hereafter acquired by the Issuer, Level 3 Parent or any other Guarantor, that is subject to a Lien securing the Obligations.

“Collateral Agents” means, at a given point in time, the Collateral Agents party to the Intercreditor Agreement at such time.

“Collateral and Guarantee Requirement” has the meaning set forth in the New Credit Agreement as in effect on the Amendment Effective Date.

“Collateral Guarantor” means each Guarantor party to (or required to be party to) the Collateral Agreement.

“Collateral Release Ratings Event” has the meaning specified in Section 9.18.

“Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary, that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required, if any, in order for it to become a Collateral Guarantor under the Collateral Agreement and to satisfy the Collateral and Guarantee Requirement insofar as the authorizations and consents so permit.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Consolidated Debt” means, as of any date of determination for any person, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (c), (d), (e) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt), (f) and (k) of the definition of “Indebtedness” of such person and its Subsidiaries determined on a consolidated basis on such date and including the principal amount of the LVLT Limited Guarantees; provided, that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; provided, further, that any Indebtedness under any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility shall not constitute Consolidated Debt.

“Consolidated First Lien Debt” means, on any date, the sum of

(a) the aggregate principal amount of Consolidated Debt consisting of the New Credit Agreement Obligations, the First Lien Notes (including the Obligations), the Existing 2027 Term Loans and the LVLT Limited Guarantees outstanding as of the last day of the Test Period most recently ended as of such date, and

(b) any other Consolidated Debt that is then secured by Other First Liens outstanding as of the last day of the Test Period most recently ended.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate Net Income of such person and its subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, that the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash, Cash Equivalents or other cash equivalents (or to the extent converted into cash, Cash Equivalents or other cash equivalents) to the referent person or a Subsidiary thereof in respect of such period.

“Consolidated Priority Debt” means, on any date, the sum of

(a) the aggregate principal amount of Consolidated Debt consisting of the New Credit Agreement Obligations, the First Lien Notes (including the Obligations), the Existing 2027 Term Loans and the LVLT Limited Guarantees outstanding as of the last day of the Test Period most recently ended as of such date,

(b) the aggregate principal amount of any Consolidated Debt under the Second Lien Notes, and

(c) any other Consolidated Debt that is then secured by Other First Liens or Second Liens outstanding as of the last day of the Test Period most recently ended.

“Consolidated Secured Debt” means, on any date, the amount of Consolidated Debt that is secured by a Lien on the Collateral or other assets of Level 3 Parent and its Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, the total assets of Level 3 Parent, the Issuer and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of Level 3 Parent as of the last day of the Test Period ending immediately prior to such date for which financial statements of Level 3 Parent have been delivered (or were required to be delivered) pursuant to Section 9.05. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting power or securities, by contract or otherwise, and “Controls” and “Controlled” shall have meanings correlative thereto.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 333 South Hope St., Suite 2525 , Los Angeles, CA 90071, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Credit Agreement Obligations” means the New Credit Agreement Obligations and the Existing Credit Agreement Obligations, collectively.

“Credit Agreements” means the New Credit Agreement and the Existing Credit Agreement, collectively.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Finance Lease Obligation of such Person, including all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person and (ix) every obligation of the type referred to in the preceding clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (b) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) thereof. The amount of Debt represented by an obligation under a Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to Section 908(b)(viii) or (y) the net termination value of such obligation if not Incurred pursuant to such clause.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Grantor Subsidiary” means (a) any Unregulated Grantor Subsidiary and (b) at such time as it shall have satisfied the Collateral Permit Condition, any Regulated Grantor Subsidiary. No Excluded Subsidiary shall at any time constitute a Designated Grantor Subsidiary.

“Designated Guarantor Subsidiary” means (a) any Unregulated Guarantor Subsidiary and (b) at such time as it shall have satisfied the Guarantee Permit Condition, any Regulated Guarantor Subsidiary. No Excluded Subsidiary shall at any time constitute a Designated Guarantor Subsidiary.

“Digital Product” means any digital product, application, platform, software, intellectual property or other digital asset related to or used in connection with the development, adoption, implementation, operation or growth of Network-as-a-Service (NaaS), ExaSwitch or Edge digital products or any successors thereto.

“Digital Products Subsidiary” means any Special Purpose Entity established in connection with a Qualified Digital Products Facility. For the avoidance of doubt, a “Digital Products Subsidiary” includes a LVLT/Lumen Digital Products Subsidiary.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in the First Lien/First Lien Intercreditor Agreement with respect to the reinstatement or continuation of any First Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a First Lien Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the Secured Parties under such document evidencing such obligation; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a refinancing of such First Lien Obligations. In the event the First Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Issuer), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Issuer), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the maturity date of the Securities and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Securities and all other Obligations that are accrued and payable (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms requires such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia (excluding, for the avoidance of doubt, Puerto Rico or any other territory of the United States of America).

“EBITDA” means for any period and for any person,

(a) Consolidated Net Income of such person for such period adjusted, without duplication, to exclude the effect of:

(i) any non-cash losses resulting from requirements to mark-to-market Hedging Agreements,

(ii) any expense items relating to mergers or acquisitions (including, for the avoidance of doubt, divestitures), including severance, retention and integration costs and change of control payments; provided, that adjustments pursuant to this clause (ii) for any period shall not exceed 20% of EBITDA of such person for the last four fiscal quarters (to be calculated after giving effect to adjustments pursuant to this clause (ii)),

(iii) [reserved],

(iv) any gains or losses in connection with the repurchase or retirement of Indebtedness,

(v) any loss reflected in such Consolidated Net Income for such period all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source; provided that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 180 days of the loss event, there shall be a corresponding deduction from EBITDA of such person; provided, further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income,

(vi) any other non-cash losses or expenses (other than write-downs or write-offs of current assets or non-cash losses or expenses representing an accrual for a future cash outlay) reflected in such Consolidated Net Income for such period,

(vii) gains or losses from marking to market portfolio assets until recognized for income tax purposes,

(viii) without duplication of any other exclusions in this definition of “EBITDA,” any extraordinary or other non-recurring non-cash income, expenses, gain or loss; provided, that any cash payments received or made as result of such gain or loss (regardless of when the gain or loss was incurred) shall be included in the calculation of EBITDA for the period in which they are received or made (unless previously included for purposes of this calculation),

(ix) any gain or loss on the disposition of investments, and

(x) (i) losses or discounts in connection with any Qualified Receivable Facility, Qualified Securitization Facility, Qualified Digital Products Facility or otherwise in connection with factoring arrangements or the sale or contribution of Receivables, Securitization Assets or Digital Products and (ii) amortization of capitalized fees, in each case in connection with any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility, plus

(b) to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of:

(i) interest expense, excluding the amortization or write-off of Indebtedness discount or premiums and Indebtedness issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, if applicable, Securities),

(ii) income tax expense,

(iii) depreciation and amortization, and

(iv) any non-cash charges to Consolidated Net Income relating to the establishment of reserves and any income relating to the release of such reserves; provided, that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.

Notwithstanding anything to the contrary herein or in any other Note Document, the calculation of the EBITDA component in the definitions of First Lien Leverage Ratio, Priority Leverage Ratio, the Priority Net Leverage Ratio, Total Leverage Ratio and Secured Leverage Ratio shall exclude EBITDA attributable to Receivables Subsidiaries, Securitization Subsidiaries and Digital Products Subsidiaries; provided, that EBITDA may be increased by the amount of cash actually received by the Issuer or any other Subsidiary (other than a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary) from a Receivables Subsidiary,

Securitization Subsidiary or Digital Products Subsidiary (whether in the form of fees, dividends or otherwise) and attributable to the Net Income of such Subsidiary or, to the extent not attributable to the Net Income of such Subsidiary, the operation of the assets of such Subsidiary; provided, that for the avoidance of doubt, EBITDA shall not be increased by the net proceeds from the incurrence of any Indebtedness by a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary.

“EMEA Sale Proceeds Distribution” means the distribution or transfer on the Amendment Effective Date of an amount equal to the amount of the proceeds received by the Issuer or any of its Subsidiaries in connection with the sale of the Issuer’s EMEA business, which is in an aggregate amount of $1,756,371,430.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” has the meaning specified in Section 5.01.

“Excess Cash Flow” means, for any period, an amount equal to:

(a) consolidated net cash provided by operating activities of Level 3 Parent as determined by the Issuer in accordance with GAAP;

less

(b) the amount of the sum of

(x) Capital Expenditures made in cash during such period by the Issuer and the Subsidiaries, except to the extent that such Capital Expenditures were (A) financed with the proceeds of Indebtedness of the Issuer or the Subsidiaries or (B) funded from Asset Sales or Recovery Events or otherwise from sources other than operations of the business of the Issuer and the Subsidiaries and

(y) without duplication, the aggregate amount of all prepayments, repayments, redemptions, repurchases or discharge (for the avoidance of doubt, that are voluntary or mandatory or otherwise) of Indebtedness (other than the Securities and Other First Lien Debt) of the Issuer and its Subsidiaries, if at the time of such prepayments, repayments, redemptions, repurchases or discharge of such Indebtedness, the First Lien Leverage Ratio is greater than 3.50 to 1.00 (calculated on a Pro Forma Basis for the then most recently ended Test Period after giving effect thereto), except to the extent that such prepayments, repayments, redemptions, repurchases or discharge is (A) financed with the proceeds of Indebtedness of the Issuer or the Subsidiaries or (B) funded from Asset Sales or Recovery Events or otherwise from sources other than operations of the business of the Issuer and the Subsidiaries.

“Excess Cash Flow Period” means each fiscal quarter of Level 3 Parent, commencing with the fiscal quarter of Level 3 Parent ending March 31, 2024.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Property” has the meaning set forth in the Collateral Agreement.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 9.08.

“Excluded Subsidiary” means, subject to Section 12.03, any of the following:

(a) any Foreign Subsidiary; and

(b) any Domestic Subsidiary:

(i) that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary); provided, that such Subsidiary is a bona fide joint venture established for legitimate business purposes and not in connection with a liability management transaction; provided, further, that such non-Wholly-Owned Subsidiary did not, when taken together with all other non-Wholly-Owned Subsidiaries, as of the last day of the fiscal quarter of Level 3 Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 5.0% of Consolidated Total Assets in the aggregate or (y) operating revenue which is equal to or greater than 5.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries in the aggregate, in each case on such date determined on a Pro Forma Basis;

(ii) that is an FSHCO;

(iii) with respect to which the Issuer reasonably determines in good faith that the cost or other consequences (including tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby;

(iv) that is a Subsidiary of a Foreign Subsidiary that is a CFC;

(v) that is an Unrestricted Subsidiary;

(vi) that is an Immaterial Subsidiary;

(vii) that is a Receivables Subsidiary;

(viii) that is a Securitization Subsidiary;

(ix) that is a Digital Products Subsidiary;

(x) (1) prior to the satisfaction of the Guarantee Permit Condition, any Regulated Guarantor Subsidiary, and (2) prior to the satisfaction of the Collateral Permit Condition, any Regulated Grantor Subsidiary; or

(xi) that is an Insurance Subsidiary;

provided, that, subject to the immediately succeeding proviso, in no event shall any Subsidiary be an Excluded Subsidiary other than pursuant to clause (x) if it incurs or guarantees Indebtedness under the New Credit Agreement, the Existing Credit Agreement, the First Lien Notes, any Other First Lien Debt, any Permitted Consolidated Cash Flow Debt or the Second Lien Notes (in each case, except with respect to a Special Purpose Entity that has incurred Indebtedness pursuant to a Qualified Securitization Facility, Qualified Receivables Facility or a Qualified Digital Products Facility permitted under Section 9.08(b)(xxvii), (xxviii) or (xxx), as applicable); provided, however, that, for the avoidance of doubt and notwithstanding the foregoing or anything herein to the contrary, if a Subsidiary has incurred or guaranteed such other Indebtedness but has not received all applicable regulatory approvals to become a Guarantor hereunder, such Subsidiary will continue to be an Excluded Subsidiary until such Guarantor has received all applicable regulatory approvals to so become a Guarantor hereunder.

“Existing 2027 Term Loans” means the “Term B Loans” under, and as defined in, the Existing Credit Agreement.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 29, 2019, by and among Level 3 Parent, the Issuer, the lenders from time to time party thereto and the Existing Credit Agreement Agent, as amended on the Amendment Effective Date and as such document may be further amended, restated, supplemented or otherwise modified from time to time.

“Existing Credit Agreement Agent” means Merrill Lynch Capital Corporation, as administrative agent and collateral agent under the Existing Credit Agreement, and any successors and assigns.

“Existing Credit Agreement Obligations” means the “Obligations” under (and as defined in) the Existing Credit Agreement.

“Existing Notes” means the Issuer’s 4.625% Senior Notes due 2027 in an aggregate principal amount not to exceed $1,000,000,000, the Issuer’s 3.400% Senior Secured Notes due 2027 in an aggregate principal amount not to exceed $750,000,000, the Issuer’s 4.250% Senior Notes due 2028 in an aggregate principal amount not to exceed $1,200,000,000, the Issuer’s 3.625% Senior Notes due 2029 in an aggregate principal amount not to exceed $840,000,000, the Issuer’s 3.875% Senior Secured Notes due 2029 in an aggregate principal amount not to exceed $750,000,000 and the Issuer’s 3.750% Sustainability-Linked Senior Notes due 2029 in an aggregate principal amount not to exceed $900,000,000.

“Existing Unsecured Notes” means, individually or collectively, as the context may require, in each case after giving effect to the Transactions, (a) the 4.625% Senior Notes due 2027; (b) the 4.250% Senior Notes due 2028; (c) the 3.625% Senior Notes due 2029; (d) the 3.750% Senior Notes due 2029; (e) the 3.400% Senior Notes due 2027 and (f) the 3.875% Senior Notes due 2029.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management of the Issuer), including reliance on the most recent real property tax bill or assessment in the case of Real Property.

“FCC” means the United States Federal Communications Commission or its successor.

“FCC License” means any permit, license, authorization, certification, plan, directive, consent order or consent decree of or from the FCC, in each case, in connection with the operation of the business of the Issuer or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with the FCC for which the Issuer or any of its Subsidiaries is an applicant.

“First Lien” means the liens on the Collateral in favor of the Secured Parties under the Collateral Documents.

“First Lien/First Lien Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, dated as of the the Amendment Effective Date, by and among the Issuer, the Guarantors, the New Credit Agreement Agent, the Collateral Agent, the representatives with respect to the First Lien Notes, the Existing Credit Agreement Agent, the Lumen RCF/TLA Agent and the other representatives from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated First Lien Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date that are reserved to be applied to Consolidated First Lien Debt to

(b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date; provided, that the First Lien Leverage Ratio shall be determined on a Pro Forma Basis.

“First Lien Notes” means, individually or collectively, as the context may require, (i) the 10.500% First Lien Notes due 2029; (ii) the 11.000% First Lien Notes due 2029; (iii) the 10.750% First Lien Notes due 2030; and (iv) the Securities.

“First Lien Obligations” means the Credit Agreement Obligations, obligations under any secured Replacement Credit Facility, the Obligations and the obligations under each other series of First Lien Notes and in respect of any Other First Lien Debt.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A. or, if Fitch Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.01(b).

“Global Security” means a Rule 144A Global Security, a Regulation S Global Security or an IAI Global Security, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted by this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or other obligation and (ii) the Fair Market Value of the property encumbered thereby. “Guaranteed” and “Guaranteeing” shall have meanings correlative thereto.

“Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required, if any, in order for it to become a Guarantor hereunder and to satisfy the Collateral and Guarantee Requirement insofar as the authorizations and consents so permit.

“Guarantors” means:

(a) each Subsidiary of Level 3 Parent (other than the Issuer) that executes this Indenture on or prior to the Issue Date,

(b) each Subsidiary of Level 3 Parent that becomes a Guarantor pursuant to this Indenture, whether existing on the Issue Date or established, created or acquired after the Issue Date, unless and until such time as the respective Subsidiary is released from its obligations hereunder in accordance with the terms and provisions hereof, and

(c) Level 3 Parent.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Subsidiaries shall be a Hedging Agreement.

“Holder” means a person in whose name a Security is registered in the Security Register.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act and is not a QIB.

“Immaterial Subsidiary” means any Subsidiary of Level 3 Parent that (i) did not, as of the last day of the fiscal quarter of Level 3 Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 5.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 5.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries on such date determined on a Pro Forma Basis, and (ii) taken together with all

Immaterial Subsidiaries, did not, as of the last day of the fiscal quarter of Level 3 Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 10.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 10.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries on such date determined on a Pro Forma Basis.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Issuer, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incur” means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a person before it becomes a Subsidiary of the Issuer shall be deemed to have been Incurred at the time at which it became a Subsidiary.

“Indebtedness” of any person means, without duplication,

(a) all obligations of such person for borrowed money,

(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business),

(c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business),

(d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto,

(e) all Guarantees by such person of Indebtedness of others,

(f) all Capitalized Lease Obligations of such person, including any Capitalized Lease Obligations arising from a Sale and Leaseback Transaction,

(g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability,

(h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit,

(i) the principal component of all obligations of such person in respect of bankers’ acceptances,

(j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and

(k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed.

The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to (i) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness for purposes of this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness for purposes of this Indenture and (ii) obligations in respect of Third Party Funds.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Insurance Subsidiary” means any Subsidiary that is a so-called “captive” insurance company consistent with its customary practices of portfolio management.

“Intellectual Property” means the following intellectual property rights, both statutory and common law rights, if applicable: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercreditor Agreements” means the First Lien/First Lien Intercreditor Agreement and any Permitted Junior Intercreditor Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Investment” by any person means to (i) purchase or acquire (including pursuant to any merger with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans, capital contributions or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person.

The amount of any Investment made other than in the form of cash, Cash Equivalents or other cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

“Issue Date” means March 31, 2023.

“Issue Date Rating” means, initially, B3 in the case of Moody’s and B in the case of S&P, which were the respective ratings assigned to the Existing 2027 Term Loans by the Rating Agencies on the Issue Date; provided, that “Issue Date Rating” means the actual initial ratings assigned to the Securities by Moody’s and S&P, respectively, as of the time the Securities are first rated (as contemplated by Section 9.17); provided, further, that for so long as the Securities are not rated by Moody’s and S&P and the Existing 2027 Term Loans remain outstanding, then the Issue Date Rating and changes to such ratings shall instead refer to ratings assigned to the Existing 2027 Term Loans by the Rating Agencies.

“Issuer” means the person named as “Issuer” in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” means such successor person.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Junior Debt Restricted Payment” means, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by Level 3 Parent or any if its Subsidiaries, of or in respect of principal of or interest on any Subordinated Indebtedness (excluding unsubordinated Indebtedness of the Issuer that is not Guaranteed by any Subsidiary, except by one or more Guarantors on a subordinated basis) (each of the foregoing, a “Junior Financing”); provided, that the following shall not constitute a Junior Debt Restricted Payment:

(a) Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 9.08;

(b) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Indenture is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from an issuance, sale or exchange by the Issuer of Qualified Equity Interests within eighteen months prior thereto; or

(d) the conversion of any Junior Financing to Qualified Equity Interests of the Issuer.

“Junior Lien Obligations” means any obligations secured by Junior Liens.

“Junior Liens” means Liens on the Collateral that are junior to the Liens thereon securing the Obligations, pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens), which Permitted Junior Intercreditor Agreement (together with such amendments to the Note Collateral Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Note Collateral Documents (as applicable) covering such Liens are already in effect).

“Level 3 Communications” means Level 3 Communications, LLC, together with its successors and assigns.

“Level 3 Parent” means the person named as “Level 3 Parent” in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Level 3 Parent” means such successor person.

“Level 3 Parent Guarantee” means the Note Guarantee of Level 3 Parent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement, (b) any declaration of any dividend by the Board of Directors of the Issuer or any Subsidiary that is payable within 60 days of the date of declaration and/or (c) any irrevocable notice of prepayment, redemption, purchase, repurchase, defeasance or satisfaction and discharge of Indebtedness of the Issuer or any of its Subsidiaries.

“Loan Proceeds Note” means the amended and restated intercompany demand note dated as of the Issue Date in a principal amount of $8,484,946,001.32, issued by Level 3 Communications to the Issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Proceeds Note Collateral Agreement” means the Loan Proceeds Note Collateral Agreement, substantially in the form set forth in Exhibit M-2 of the New Credit Agreement.

“Loan Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Loan Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 Communications under the Loan Proceeds Note, in substantially the form set forth in Exhibit M-1 to the New Credit Agreement as in effect on the Amendment Effective Date.

“Loan Proceeds Note Guarantor” means any Subsidiary that provides a Loan Proceeds Note Guarantee pursuant to Section 9.08 or any other provision of this Indenture, other than any such Subsidiary whose Loan Proceeds Note Guarantee has been released in accordance with this Indenture, provided such Subsidiary is not otherwise required to become a Loan Proceeds Note Guarantor under this Indenture.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Lumen” means Lumen Technologies, Inc., a Louisiana corporation and any successor thereto.

“Lumen Credit Group” means Lumen, together with each of its Subsidiaries (but excluding Level 3 Parent and Level 3 Parent’s Subsidiaries).

“Lumen Intercompany Loan” means the loans outstanding from time to time, as permitted hereunder, pursuant to that certain secured Intercompany Loan, dated as of the Amendment Effective Date, issued by Lumen to the Issuer, and as such document may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

“Lumen Intercompany Revolving Loan” means the loans outstanding from time to time, as permitted hereunder, pursuant to that certain Amended and Restated Revolving Loan Agreement, dated as of the Amendment Effective Date, issued by Lumen to the Issuer, and as such document may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

“Lumen RCF/TLA Agent” has the meaning assigned to such term in the definition of “Lumen Revolving/TLA Credit Agreement.”

“Lumen Revolving/TLA Credit Agreement” means that certain Credit Agreement, dated as of the Amendment Effective Date, among Lumen, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and as collateral agent (the “Lumen RCF/TLA Agent”).

“Lumen Series A Revolving Facility” means the “Series A Revolving Facility” as such term is defined in the Lumen Revolving/TLA Credit Agreement as in effect on the Amendment Effective Date.

“Lumen Series B Revolving Facility” means the “Series B Revolving Facility” as such term is defined in the Lumen Revolving/TLA Credit Agreement as in effect on the Amendment Effective Date.

“LVLT Guarantee Agreement” means the LVLT Guarantee Agreement, dated as of the Amendment Effective Date, and as it may be amended, restated, supplemented or otherwise modified from time to time, between the Issuer and Guarantors from time to time party thereto and the Lumen RCF/TLA Agent.

“LVLT Limited Guarantees” means, collectively, the LVLT Limited Series A Guarantee and the LVLT Limited Series B Guarantee.

“LVLT Limited Series A Guarantee” means the Guarantee of the obligations under the Lumen Series A Revolving Facility provided by the Issuer and the Guarantors under the LVLT Guarantee Agreement.

“LVLT Limited Series B Guarantee” means the Guarantee of the obligations under the Lumen Series B Revolving Facility provided by the Issuer and the Guarantors under the LVLT Guarantee Agreement.

“LVLT/Lumen Digital Products Subsidiary” means any Special Purpose Entity that is a Subsidiary of the Issuer is established in connection with a LVLT/Lumen Qualified Digital Products Facility.

“LVLT/Lumen Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivables Facility) of a LVLT/Lumen Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Products from both a LVLT Subsidiary and a Non-LVLT Entity (a “LVLT/Lumen Digital Products Facility”) that meets the following conditions:

(x) sales or contributions of Digital Products to the applicable LVLT/Lumen Digital Products Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT/Lumen Digital Products Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than relevant Digital Products or the Equity Interests of any LVLT/Lumen Digital Products Subsidiary) of Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a LVLT/Lumen Qualified Digital Products Facility shall also constitute a Qualified Digital Products Facility.

In addition, notwithstanding anything to the contrary herein or in any other Note Document, no portion of the sales and/or contributions of Digital Products of Level 3 Parent or any of its Subsidiaries to a Non-LVLT-Entity shall be made pursuant to clause (z) of the definition of “Permitted Investments”, clause (m) of the definition of “Asset Sale” and Section 9.11(b)(ix).

“LVLT/Lumen Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a LVLT/Lumen Securitization Subsidiary constituting a bona fide asset based securitization facility of LVLT/Lumen Securitization Assets from both a LVLT Subsidiary and a Non-LVLT Entity (a “LVLT/Lumen Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of LVLT/Lumen Securitization Assets to the applicable LVLT/Lumen Securitization Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT/Lumen Securitization Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any LVLT/Lumen Securitization Subsidiary) of Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a LVLT/Lumen Qualified Securitization Facility shall also constitute a Qualified Securitization Facility.

In addition, notwithstanding anything to the contrary herein or in any other Note Document, no portion of the sales and/or contributions of LVLT/Lumen Securitization Assets of Level 3 Parent or any of its Subsidiaries to a Non-LVLT-Entity shall be made pursuant to clause (z) of the definition of “Permitted Investments”, clause (m) of the definition of “Asset Sale” and Section 9.11(b)(ix).

“LVLT/Lumen Securitization Asset” means in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper and hybrid cables and other copper and hybrid network-related products, assets and equipment, and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a LVLT/Lumen Qualified Securitization Facility.

“LVLT/Lumen Securitization Subsidiary” means any Special Purpose Entity that is a Subsidiary of the Issuer and is established in connection with a LVLT/Lumen Qualified Securitization Facility.

“LVLT Subsidiary” means any Subsidiary of the Issuer.

“Material Assets” means, as of any date of determination, any asset or assets (including any Intellectual Property but excluding cash and Cash Equivalents) owned or controlled by Level 3 Parent or any Subsidiary, which asset or assets is or are (taken as a whole) material to the business of Level 3 Parent and its Subsidiaries as reasonably determined in good faith by Level 3 Parent (it being understood that any such asset or assets that (x) have a fair market value equal to or greater than 5.0% of Consolidated Total Assets as of the most recently ended Test Period prior to such date or (y) account for operating revenue for the most recently ended Test Period prior to such date equal to or greater than 5.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries for such period, in each case, shall constitute Material Assets).

“Material Indebtedness” means Indebtedness (other than Indebtedness under this Indenture) of any one or more of Level 3 Parent, the Issuer or any Significant Subsidiary in an aggregate principal amount exceeding $75,000,000; provided, that in no event shall any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility be considered Material Indebtedness for any purpose.

“Material Transaction” means any acquisition, investment or divestiture involving an aggregate consideration in excess of $1,000,000,000.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Multi-Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the the Amendment Effective Date, among the New Credit Agreement Agent, the Collateral Agent, the Existing Credit Agreement Agent, representatives on behalf of the First Lien Notes and Second Lien Notes, the Lumen RCF/TLA Agent and other representatives from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by Level 3 Parent or any Subsidiary of Level 3 Parent (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of:

(i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii) required payments of Indebtedness and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (in each case, other than pursuant to the Note Documents, Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii) [reserved],

(iv) without duplication of any Taxes deducted pursuant to clause (i), Taxes paid or reasonably expected to be payable (in the good faith determination of the Issuer) as a direct result thereof including, where the applicable Asset Sale is made by a Foreign Subsidiary, any Taxes attributable to repatriating and transferring such proceeds to the Issuer; and

(v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Issuer or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date);

provided, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $37,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $75,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(b) 100% of the cash proceeds actually received by Level 3 Parent or any Subsidiary of Level 3 Parent (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of:

(i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii) required payments of Indebtedness and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (in each case, other than pursuant to the Note Documents, Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii) [reserved],

(iv) without duplication of any Taxes deducted pursuant to clause (i), Taxes paid or reasonably expected to be payable (in the good faith determination of the Issuer) as a direct result thereof, including, where the applicable Recovery Event involves a Foreign Subsidiary, any Taxes attributable to repatriating and transferring such proceeds to the Issuer;

provided, that, if the Issuer shall deliver a certificate of a Responsible Officer of the Issuer to the Trustee promptly following receipt of any such net cash proceeds pursuant to this clause (b) setting forth the Issuer’s intention to use any portion of such net cash proceeds, within 180 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade, repair or replace assets useful in the business of the Issuer and the Subsidiaries or make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such net cash proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such net cash proceeds shall not constitute Net Proceeds except to the extent not, within 180 days of such receipt, so used or contractually committed to be so used; provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $37,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $75,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(c) 100% of the cash proceeds from the incurrence, issuance or sale by the Issuer or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all fees (including investment banking fees), commissions, costs, Taxes and other expenses, in each case incurred in connection with such issuance or sale;

(d) 50% of the cash proceeds from any Qualified Securitization Facility incurred pursuant to Section 9.08(b)(xxvii) (other than in the case of any Refinancing of any Qualified Securitization Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such Qualified Securitization Facility in an amount not to exceed the aggregate principal amount of such Qualified Securitization Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such Qualified Securitization Facility; provided that, for the avoidance of doubt, clause (g) and not this clause (d) shall apply to a Qualified Securitization Facility which is a LVLT/Lumen Qualified Securitization Facility;

(e) 50% of the cash proceeds from any Qualified Digital Products Facility incurred pursuant to Section 9.08(b)(xxx) (other than in the case of any Refinancing of any Qualified Digital Products Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such Qualified Digital Products Facility in an amount not to exceed the aggregate principal amount of such Qualified Digital Products Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such Indebtedness; provided that, for the avoidance of doubt, clause (f) and not this clause (e) shall apply to a Qualified Digital Products Facility that is a LVLT/Lumen Qualified Digital Products Facility;

(f) the SPE Relevant Sweep Percentage of the cash proceeds of LVLT/Lumen Qualified Digital Products Facility (other than in the case of any Refinancing of any LVLT/Lumen Qualified Digital Products Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such LVLT/Lumen Qualified Digital Products Facility in an amount not to exceed the applicable SPE Relevant Assets Percentage of the aggregate principal amount of such LVLT/Lumen Qualified Digital Products Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such LVLT/Lumen Qualified Digital Products Facility; and

(g) the SPE Relevant Sweep Percentage of the cash proceeds of any LVLT/Lumen Qualified Securitization Facility (other than in the case of any Refinancing of any LVLT/Lumen Qualified Securitization Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such LVLT/Lumen Qualified Securitization Facility in an amount not to exceed the applicable SPE Relevant Assets Percentage of the aggregate principal amount of such LVLT/Lumen Qualified Securitization Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such LVLT/Lumen Qualified Securitization Facility.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Credit Agreement” means the Credit Agreement, dated as of the the Amendment Effective Date, by and among Level 3 Parent, LLC, Level 3 Financing, Inc., Wilmington Trust, National Association, as administrative agent, the New Credit Agreement Agent and each lender party thereto from time to time, as may be amended, restated, supplemented or otherwise modified from time to time.

“New Credit Agreement Agent” means Wilmington Trust, National Association, as administrative agent and collateral agent under the New Credit Agreement, and any successors and assigns.

“New Credit Agreement Obligations” means the “Obligations” under (and as defined in) the New Credit Agreement.

“New Notes” means, individually or collectively, as the context may require, (a) the First Lien Notes and (b) the Second Lien Notes.

“Non-LVLT Entity” means any Subsidiary of Lumen (other than Level 3 Parent, any Subsidiary of Level 3 Parent or any Unrestricted Subsidiary).

“Note Collateral Documents” means, collectively, the Existing Issuer Credit Facility Note Collateral Documents, the collateral documents relating to any Replacement Credit Facility, the Additional First Lien Debt Note Collateral Documents and the Intercreditor Agreement, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Note Collateral Documents” means the Collateral Agreement, the Loan Proceeds Note Collateral Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages and account control agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Secured Parties.

“Note Documents” means this Indenture, the Securities, the Note Guarantees and the Note Collateral Documents.

“Note Guarantee” means, with respect to each Guarantor, an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer and the other Guarantors under the Note Documents, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the other Guarantors under or pursuant to the Note Documents.

“Noteholder Direction” means any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action pursuant to and in accordance with the provisions of this Indenture. “Obligations” has the meaning specified in Section 12.01.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the Security Register on the date of the Offer or (ii) in the case of Securities held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date. The Offer shall contain information concerning the business of Level 3 Parent and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(b) the Expiration Date and the Purchase Date;

(c) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

(d) the purchase price to be paid by the Issuer for $1.00 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(e) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1.00 principal amount;

(f) the manner in which Securities are to be surrendered for tender pursuant to the Offer to Purchase, including, if applicable, the place or places where such Securities shall be delivered and any additional documentation required to be delivered in connection therewith;

(g) that any Securities not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

(h) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

(i) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuer (or the applicable Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(k) that (i) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Securities and (ii) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1.00 or integral multiples thereof shall be purchased); and

(l) that in the case of any Holder whose Security is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on any Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 Communications under any Offering Proceeds Note.

“Offering Proceeds Notes” means the 4.625% Proceeds Note, the 4.250% Proceeds Note, the 3.625% Proceeds Note, the 3.750% Proceeds Note and any future unsecured offering proceeds note issued in a manner consistent with past practice and in connection with the incurrence of unsecured Indebtedness not prohibited by the terms of this Indenture, referred to collectively.

“Officers’ Certificate” of any person means a certificate signed by the Chairman of the Board of Directors of such person, a Vice Chairman of the Board of Directors of such person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such person and delivered to the Trustee, which shall comply with this Indenture.

“Omnibus Offering Proceeds Note Subordination Agreement” means the amended and restated Omnibus Offering Proceeds Note Subordination Agreement dated as of the Amendment Effective Date, among the Issuer, Level 3 Parent, Level 3 Communications and the New Credit Agreement Agent, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit L to the New Credit Agreement as in effect on the Amendment Effective Date.

“Opinion of Counsel” means an opinion of counsel of Level 3 Parent or the Issuer, who may be an employee of Level 3 Parent or the Issuer.

“Original Securities” has the meaning set forth in Section 3.01.

“Other First Lien Debt” means any obligations secured by Other First Liens.

“Other First Liens” means Liens on the Collateral that are equal and ratable with the Liens thereon securing the Obligations subject to the First Lien/First Lien Intercreditor Agreement, which First Lien/First Lien Intercreditor Agreement (or a supplement thereto) (together with such amendments to the Note Collateral Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens.

“Other Notes” means, individually or collectively, as the context may require, (a) the Existing Unsecured Notes and (b) the New Notes.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) on and after any maturity or redemption date, Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Level 3 Parent or the Issuer) in trust or set aside and segregated in trust by Level 3 Parent or the Issuer (if Level 3 Parent or the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Securities, except to the extent provided in Sections 11.02 and 11.03, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article 11; and

(iv) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which any Responsible Officer of the Trustee actually knows to be so owned or as to which the Trustee has received written notice shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor.

“Outstanding Receivables Amount” means, at any time, without duplication (a) the sum of all then outstanding amounts advanced to any Receivables Subsidiary by lenders (other than the Issuer or any of its Subsidiaries) under Qualified Receivable Facilities and (b) the amount of accounts receivable disposed of in connection with any Qualified Receivable Facility (other than to a Receivables Subsidiary) structured as a factoring arrangement that have stated due dates following such date of determination.

“Parent Intercompany Note” means the amended and restated intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, issued by Level 3 Communications to Level 3 Parent, as amended, restated, supplemented or otherwise modified from time to time.

“Paying Agent” means any person (including Level 3 Parent or the Issuer acting as Paying Agent) authorized by Level 3 Parent or the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Permitted Business Acquisition” means any acquisition of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Issuer and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Business Acquisition), if:

(a) no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing immediately after giving effect thereto or would result therefrom, provided, that with respect to any such acquisition that is a Limited Condition Transaction, at the option of the Issuer, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Limited Condition Transaction;

(b) all transactions related thereto shall be consummated in accordance with applicable laws;

(c) [reserved];

(d) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 9.08; and

(e) any acquired Equity Interests or Equity Interests in any entity newly formed in connection with such transactions shall be Equity Interests of a Subsidiary (except as permitted by a clause of “Permitted Investments” other than clause (k)).

“Permitted Consolidated Cash Flow Debt” means Indebtedness for borrowed money incurred by the Issuer; provided that

(a) no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing or would exist after giving effect to such Indebtedness; and

(b) such Permitted Consolidated Cash Flow Debt

(i) shall have no borrower (other than the Issuer) or guarantor (other than the Guarantors),

(ii) shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the Securities,

(iii) shall not be subject to any maturity, mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss (or from the proceeds of a Permitted Refinancing Indebtedness) and a customary acceleration right after an event of default) prior to the maturity date of the Securities,

(iv) shall have a final maturity no earlier than the maturity date of the Securities,

(v) if secured, shall only be secured by Junior Liens on the Collateral and shall be subject to a Permitted Junior Intercreditor Agreement, and

(vi) shall have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the maturity date of the Securities) that in the good faith judgment of the Issuer are not materially less favorable (when taken as a whole) to the Issuer than the terms and conditions of the Note Documents (when taken as a whole).

“Permitted Investments” means:

(a) Investments in respect of (x) intercompany liabilities incurred in connection with payroll, cash management, purchasing, insurance, tax, licensing, management, technology and accounting operations of the Issuer and its Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms), in each case of clause (x) and (y), made in the ordinary course of business or consistent with industry practice;

(b) Investments by the Issuer or any of the Subsidiaries in the Issuer or any Subsidiary;

(c) Cash Equivalents and Investments that were Cash Equivalents when made;

(d) Investments arising out of the receipt by the Issuer or any Subsidiary of non-cash consideration for the disposition of assets permitted under Section 9.12 to a person that is not the Issuer, a Subsidiary thereof or any Affiliate of the foregoing;

(e) loans and advances to officers, directors, employees or consultants of the Issuer or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $25,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Issuer;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes;

(h) Investments existing on, or contractually committed as of, the Issue Date and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Issue Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Issue Date or as otherwise permitted by this definition);

(i) Investments resulting from pledges and deposits under clauses (vi), (vii), (xiv), (xvii), (xviii) and (xxxiv) of Section 9.10(a);

(j) other Investments by the Issuer or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $200,000,000; provided, that if any Investment pursuant to this clause (j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Issuer, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to clause (b) of this definition (to the extent permitted by the provisions thereof) and not in reliance on this clause (j);

(k) Investments in persons engaged in the Telecommunications/IS Business (including pursuant to a Permitted Business Acquisition) in the aggregate amount not to exceed the sum of (x) $200,000,000 at any time outstanding, plus (y) so long as two or more Rating Agencies have assigned a rating to the Issuer’s long-term secured debt that is greater than the Issue Date Rating, an additional $200,000,000 at any time outstanding;

(l) (i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Issuer or a Subsidiary as a result of a foreclosure by the Issuer or any of the Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default and (ii) Investments in connection with tax planning and related transactions in the ordinary course of business that do not result in the release of any Guarantor or any material portion of the Collateral;

(m) Investments of a Subsidiary acquired after the Issue Date or of a person merged into the Issuer or merged into or consolidated with a Subsidiary after the Issue Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this definition, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Article 7 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n) acquisitions by the Issuer of obligations of one or more officers or other employees of the Issuer or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Issuer, so long as no cash is actually advanced by the Issuer or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o) Guarantees by the Issuer or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (a), (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by the Issuer or any Subsidiary in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Issuer;

(q) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r) any Specified Digital Products Investment;

(s) (i) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or such Subsidiary and (ii) Investments in connection with implementation costs associated with Foreign Subsidiaries in the ordinary course of business that do not result in the release of any Guarantor or any material portion of the Collateral;

(t) Investments by the Issuer and the Subsidiaries, if the Issuer or any Subsidiary would otherwise be permitted to make a Restricted Payment under Section 9.11(b)(vii) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment (and shall reduce capacity) under Section 9.11(b)(vii) for all purposes of this Indenture);

(u) (i) advances to Lumen pursuant to the Lumen Intercompany Loan in an aggregate principal amount not to exceed $1,200,000,000 plus (ii) advances pursuant to any other intercompany loan entered into on a secured basis and on terms substantially consistent with the Lumen Intercompany Loan in an amount equal to the amount of cash proceeds actually received by the Issuer from Lumen from the prepayment or repayment of principal under the Lumen Intercompany Loan, provided that, for the avoidance of doubt, in no event shall the aggregate principal amount of advances made under this clause (u) exceed $1,200,000,000 at any time outstanding;

(v) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons;

(w) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights, or licenses or sublicenses of Intellectual Property, in each case, in the ordinary course of business;

(x) any Investment in fixed income or other assets by any Subsidiary that is a so-called “captive” insurance company consistent with its customary practices of portfolio management;

(y) Investments necessary to consummate the Transactions;

(z) Investments in connection with any (i) Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (ii) Qualified Receivable Facility permitted under Section 9.08(b)(xxviii) and (iii) Qualified Digital Products Facility permitted under Section 9.08(b)(xxx); and

(aa) advances to Lumen pursuant to the Lumen Intercompany Revolving Loan in an amount at any time outstanding not to exceed $1,825,000,000; provided, that such advances are made in the ordinary course of business.

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to rank junior to any Liens securing the Obligations, (x) the Multi-Lien Intercreditor Agreement or (y) with respect to Indebtedness secured by Liens that rank junior to the Liens securing the Obligations and Other First Lien Debt and Indebtedness secured by Junior Liens, the Multi-Lien Intercreditor Agreement or another intercreditor agreement in a form substantially consistent with the form of the Multi-Lien Intercreditor Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), any Indebtedness (including successive refinancings thereof); provided, that

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses),

(b) except with respect to Section 9.08(b)(ix), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the maturity date of the Securities and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) 91 days after the Weighted Average Life to Maturity of the Securities (provided, that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (b)),

(c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced (as determined by the Issuer in good faith),

(d) no Permitted Refinancing Indebtedness shall (i) have any borrower or issuer which is different than the borrower or issuer (or its permitted successors) of the respective Indebtedness being so Refinanced or (ii) have guarantors that are not (or would not have been required to become) guarantors with respect to the Indebtedness being so Refinanced; provided that, if any of the Guarantees of the Indebtedness being Refinanced were subordinated to the Obligations, the Guarantees of the Permitted Refinancing Indebtedness shall be subordinated to the Obligations on no less favorable terms (as determined by the Issuer in good faith),

(e) subject to clause (f) below, if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced, on terms in the aggregate that are no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms otherwise permitted by Section 9.10 (as determined by the Issuer in good faith),

(f) if the Indebtedness being Refinanced is unsecured or secured by a Junior Lien (and permitted to be secured by a Junior Lien pursuant to Section 9.10), such Permitted Refinancing Indebtedness shall be unsecured or secured by a Junior Lien (but not, for the avoidance of doubt, a Lien that is pari passu with or senior to the Liens securing the Obligations), on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced if applicable, and

(g) if (x) the Indebtedness being Refinanced was subject to the First Lien/First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and the respective Permitted Refinancing Indebtedness is to be secured by the Collateral or (y) such Permitted Refinancing Indebtedness is to be secured by Junior Liens, the Permitted Refinancing Indebtedness shall likewise be subject to the First Lien/First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, Governmental Authority or individual or family trust.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (b) sponsored, maintained, contributed to or required to be contributed to (at the time of determination or at any time within the five years prior thereto) by the Issuer, any Subsidiary or any ERISA Affiliate, and (c) in respect of which the Issuer, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Priority Leverage Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Priority Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date that are reserved to be applied to Consolidated Priority Debt to

(b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date;

provided that the Priority Leverage Ratio shall be determined on a Pro Forma Basis.

“Priority Net Leverage Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Priority Debt of Level 3 Parent as of such date minus any unrestricted cash and Cash Equivalents of Level 3 Parent as of such date to

(b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date;

provided, that the Priority Net Leverage Ratio shall be determined on a Pro Forma Basis.

“Pro Forma Basis” means, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”):

(a) any Asset Sale and any asset acquisition, Investment (or series of related Investments) in excess of $250,000,000, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment,

(b) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period in connection with Permitted Business Acquisitions and similar acquisitions and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith,

(c) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period that are not described in the preceding clause (b) which are expected to have a continuing impact and are factually supportable,

(d) the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary and

(e) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (a) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (b) or (c) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the eighteen (18) month period following the consummation of the pro forma event, which may be reasonably allocated to the Issuer or any of its Subsidiaries in the reasonable good faith determination of the Issuer;

provided, that pro forma adjustments pursuant to clause (c) of the immediately preceding paragraph shall not exceed 20% of EBITDA in the aggregate for any Reference Period (as calculated after giving effect to such pro forma adjustment); provided, however, that such 20% cap shall not apply to any such adjustments that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act; provided, further, that such adjustments are set forth in a certificate of a Responsible Officer that states (I) the amount of such adjustment or adjustments and (II) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Responsible Officer executing such certificate.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstanding amounts thereunder are reasonably expected to increase as a result of any transactions described in clause (a) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Pro Forma LTM EBITDA” means, at any determination, EBITDA of Level 3 Parent for the most recently ended Test Period, determined on a Pro Forma Basis.

“Purchase Amount” has the meaning specified in “Offer to Purchase” above.

“Purchase Date” has the meaning specified in “Offer to Purchase” above.

“Purchase Price” has the meaning specified in “Offer to Purchase” above.

“QC” means Qwest Corporation, a Colorado corporation, together with its successors and assigns.

“Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivables Facility) of a Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Products (“Digital Products Facility”) that meets the following conditions:

(x) the sales or contributions of Digital Products to the applicable Digital Products Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Digital Products Facility:

(i) is guaranteed by the Issuer or any Subsidiary (other than a Digital Products Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates the Issuer or any Subsidiary (other than a Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than relevant Digital Products or the Equity Interests of any Digital Products Subsidiary) of the Issuer or any other Subsidiary (other than a Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a “Qualified Digital Products Facility” includes a LVLT/Lumen Qualified Digital Products Facility.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivable Facility” means Indebtedness or other obligations of a Receivables Subsidiary incurred from time to time on customary terms (as determined in good faith by the Issuer) pursuant to either (a) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (b) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time (a “Receivables Facility”); provided that no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Receivables Facility:

(x) is guaranteed by Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(y) is recourse to or obligates Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(z) subjects any property or asset (other than Receivables or the Equity Interests of any Receivables Subsidiary) of Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a Securitization Subsidiary constituting a bona fide asset based securitization facility of Securitization Assets (a “Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of Securitization Assets to the applicable Securitization Subsidiary are made at Fair Market Value; and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary,

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary, or

(ii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any Securitization Subsidiary) of Level 3 Parent or any Subsidiary (other than a Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a “Qualified Securitization Facility” includes a LVLT/Lumen Qualified Securitization Facility.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch, and (2) if any of Moody’s, S&P or Fitch or all three shall not make publicly available a rating on the Issuer’s long-term secured debt, a nationally recognized statistical agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch or all three, as the case may be.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the publicly announced intention of Level 3 Parent to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than sixty (60) days after the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by each of the Rating Agencies), two or more of the Rating Agencies assign or reaffirm a rating to the Securities that is lower than the lesser of (a) the applicable Issue Date Rating (or the equivalent thereof) and (b) the rating as of the Rating Date. If, prior to the Rating Date, the ratings assigned to the Securities by two or more of the Rating Agencies are lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such ratings are not changed by the 60th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, shall be considered a Rating Decline; provided, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of “Change of Control Triggering Event”) unless either of such two Rating Agencies making the reduction to rating announces or publicly confirms or informs the Trustee in writing at Level 3 Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event).

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Qualified Receivable Facility.

“Recovery Event” means any event that gives rise to the receipt by the Issuer or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulation G” means Regulation G under the Exchange Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulated Grantor Subsidiary” means

(a) Level 3 Communications,

(b) WilTel Communications, LLC,

(c) Broadwing Communications, LLC,

(d) TelCove Operations, LLC,

(e) Global Crossing Telecommunications, Inc., and

(f) each Subsidiary of the Issuer requiring material authorizations and consents of federal and state Governmental Authorities in order for it to become a Collateral Guarantor under the Collateral Agreement and to satisfy the Collateral and Guarantee Requirement.

“Regulated Guarantor Subsidiary” means

(a) Level 3 Communications,

(b) WilTel Communications, LLC,

(c) Broadwing Communications, LLC,

(d) TelCove Operations, LLC,

(e) Global Crossing Telecommunications, Inc., and

(f) each Subsidiary of the Issuer requiring material authorizations and consents of federal and state Governmental Authorities in order for it to become a Guarantor hereunder and to satisfy the Collateral and Guarantee Requirement.

“Regulated Subsidiaries” means each of the Subsidiaries that guarantees the Credit Agreements or any Replacement Credit Facility and pledges Collateral in support of such guarantee on the Issue Date (or in the future) and requires governmental authorizations and consents in order for it to guarantee the Securities or pledge Collateral in support of such Note Guarantee.

“Replacement Credit Facility” means the Replacement Existing Credit Facility and the Replacement New Credit Facility, collectively; provided, however, that neither a Qualified Receivables Facility, a Qualified Securitization Facility, nor a Qualified Digital Products Facility, in each case incurred pursuant to Section 9.08(b)(xxviii), Section 9.08(b)(xxvii), or Section 9.08(b)(xxx) respectively, shall constitute a Replacement Credit Facility.

“Replacement Existing Credit Facility” means any agreement governing unsecured Indebtedness or Indebtedness secured primarily by assets that secure or by assets substantially similar to assets that secure the Existing Credit Agreement incurred primarily to refinance or otherwise replace (in whole or in part) the Existing Credit Agreement and any one or more other agreements governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Existing Credit Agreement or one or more successors to the Existing Credit Agreement or one or more new credit agreements.

“Replacement New Credit Facility” means any agreement governing unsecured Indebtedness or Indebtedness secured primarily by assets that secure or by assets substantially similar to assets that secure the New Credit Agreement incurred primarily to refinance or otherwise replace (in whole or in part) the New Credit Agreement and any one or more other agreements governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Agreement or one or more successors to the New Credit Agreement or one or more new credit agreements.

“Responsible Officer”, (i) when used with respect to the Trustee, means any officer within the Trustee’s Corporate Trust Office, including any vice president, any assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and (ii) when used with respect to any other person, means any vice president, manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 9.11(a).

“Retained Excess Cash Flow” means, as of any date of determination, an amount, determined on a cumulative basis and which in any case shall not be less than zero, that is equal to the sum of 100% of the Excess Cash Flow of the Issuer and its Subsidiaries for each Excess Cash Flow Period ending after the Issue Date and prior to such date.

“Revocation” has the meaning specified in Section 9.14.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor thereto.

“Sale and Leaseback Transaction” of any person means any direct or indirect arrangement pursuant to which any property is sold or transferred by such person or a Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Securities.

“Second Lien Notes” means, individually or collectively, as the context may require, (a) the 4.875% Second Lien Notes due 2029; (b) the 4.500% Second Lien Notes due 2030; (c) the 3.875% Second Lien Notes due 2030; and (d) 4.000% Second Lien Notes due 2031.

“Second Liens” means Liens on the Collateral that are (or would have been, to the extent Second Lien Notes do not exist at such time) equal and ratable with the Liens securing the Second Lien Notes (and other obligations that are secured equally and ratably with the Second Lien Notes).

“Secured Leverage Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Secured Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date that are reserved to be applied to Consolidated Secured Debt to

(b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date;

provided, that the Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Secured Parties” means the persons holding any Obligations, including the Trustee and Note Collateral Agent.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Securitization Asset” means in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper and hybrid cables and other copper and hybrid network-related products, assets and equipment, and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a Qualified Securitization Facility. For the avoidance of doubt, “Securitization Asset” includes LVLT/Lumen Securitization Assets.

“Securitization Subsidiary” means any Special Purpose Entity established in connection with a Qualified Securitization Facility. For the avoidance of doubt, “Securitization Subsidiary” includes a LVLT/Lumen Securitization Subsidiary.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.03.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means each Subsidiary of Level 3 Parent that is not an Immaterial Subsidiary; provided, that “Significant Subsidiary” shall not include any Receivables Subsidiary, Securitization Subsidiary, or Digital Products Subsidiary.

“Sister Subsidiaries” means any Subsidiary of Level 3 Parent that is not the Issuer or any of the Issuer’s Subsidiaries.

“SPE Relevant Assets Percentage” means, with respect to any LVLT/Lumen Qualified Digital Products Facility or any LVLT/Lumen Qualified Securitization Facility, as applicable, the percentage of the Fair Market Value of the aggregate amount of LVLT/Lumen Digital Products or LVLT/Lumen Securitization Assets, as applicable, that are sold or contributed by a LVLT Subsidiary to the LVLT/Lumen Digital Products Subsidiary or LVLT/Lumen Securitization Subsidiary, as applicable, represented by the Fair Market Value of the LVLT/Lumen Digital Products or LVLT/Lumen Securitization Assets, as applicable, sold or contributed to such Special Purpose Entity by the Non-LVLT Entity.

“SPE Relevant Sweep Percentage” means a percentage equal to the product of 50% and the SPE Relevant Assets Percentage.

“Special Purpose Entity” means a direct or indirect Subsidiary of the Issuer or any Guarantor, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from the Issuer or such Guarantor and/or one or more Subsidiaries of the Issuer or such Guarantor.

“Specified Digital Products” means the bona fide products, applications, platforms, software or intellectual property related to or used in connection with the development, adoption, implementation or operation of ExaSwitch or Black Lotus Labs digital products or digital businesses as determined in good faith by the Issuer.

“Specified Digital Products Investment” means the transfer or contribution to or designation as an Unrestricted Subsidiary (in accordance with, and subject to, the terms of this Indenture) of

(a) a Subsidiary of a Guarantor all or substantially all of whose assets are Specified Digital Products, or

(b) any Subsidiary of the Issuer all or substantially all of the assets of which are Equity Interests of any Subsidiary described in clause (a) (each of the Subsidiaries described in clause (a) above or this clause (b), a “Specified Digital Products Unrestricted Subsidiary”); provided, that except as permitted by Sections 9.11 and 9.12, a Specified Digital Products Unrestricted Subsidiary shall at all times be owned directly or indirectly by a Guarantor.

“Specified Lumen Tech Secured Notes Distribution” means the transactions contemplated by the Specified Lumen Tech Secured Notes Transaction (as defined in the Transaction Support Agreement) on the Amendment Effective Date.

“Specified Refinancing Cash Proceeds” means, with respect to any person, the net proceeds of any issuance of debt securities of the Issuer or any of its Subsidiaries to a third party that are reserved to be applied within 90 days of the receipt thereof to repay, repurchase or redeem other debt securities of such person or any of its Subsidiaries held by third parties.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Level 3 Parent or any Subsidiary thereof in connection with a Qualified Receivable Facility, Qualified Digital Products Facility or Qualified Securitization Facility that are reasonably customary (as determined in good faith by the Issuer) in an accounts receivable financing transaction or securitization transaction in the commercial paper, term securitization or structured lending market, including those relating to the servicing or management of the assets of a Securitization Subsidiary and including any obligation of a transferor of Securitization Assets in a Qualified Securitization Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise with respect thereto.

“State PUC” means a state public utility commission or other similar state regulatory authority with jurisdiction over the operations of the Issuer or any of its Subsidiaries.

“State PUC License” means any permit, license, authorization, certification, plan, directive, consent order or consent decree of or from any State PUC, in each case, in connection with the operation of the business of the Issuer or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with such State PUC for which the Issuer or any of its Subsidiaries is an applicant.

“Stated Maturity” when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) any Indebtedness of the Issuer that is contractually subordinated in right of payment to the Obligations and (b) any Indebtedness of any Guarantor that is contractually subordinated in right of payment to the Guarantee of such Guarantor of the Obligations.

“Subordinated Intercompany Note” means the subordinated intercompany note substantially in the form of Exhibit G to the New Credit Agreement as in effect on the Amendment Effective Date.

“Subsidiary” means, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity

(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or

(b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” and where otherwise specified) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Issuer or any of its Subsidiaries for purposes of this Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that is a Guarantor.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges and fees imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Telecommunications/IS Assets” means (a) any assets (other than cash, Cash Equivalents and securities) to be owned by any Subsidiary of the Issuer and used in the Telecommunications/IS Business; and (b) Equity Interests of any person that becomes a Subsidiary of the Issuer as a result of the acquisition of such Equity Interests by a Subsidiary of the Issuer from any person other than an Affiliate of Level 3 Parent; provided, that, in the case of this clause (b), such person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (a) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (c) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (d) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (a), (b) or (c) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Issuer.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of Level 3 Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 9.05; provided, that prior to the first date financial statements have been delivered pursuant to Section 9.05, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Issue Date for which financial statements would have been required to be delivered hereunder had the Issue Date occurred prior to the end of such period.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date to (b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date; provided, that the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Transaction Support Agreement” means that certain Amended and Restated Transaction Support Agreement, dated as of January 22, 2024, among Level 3 Parent, Lumen, QC and the creditors of Level 3 Parent and Lumen from time to time party thereto and the other entities party thereto as amended, restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date.

“Transactions” means the “Transactions” as such term is defined in the Transaction Support Agreement and any other transaction contemplated by, relating to or in connection with the Transaction Support Agreement (including, for the avoidance of doubt, any transfers or distributions in connection therewith, including any transfers or distributions of proceeds of the EMEA Sale (as defined in the Transaction Support Agreement)).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the holders of the Securities under the Note Documents, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” means such successor Trustee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unregulated Grantor Subsidiary” means

(a) each Subsidiary that is a Collateral Guarantor as of the Issue Date,

(b) each Subsidiary of the Issuer (other than any Subsidiary that is a Regulated Grantor Subsidiary) and

(c) each Subsidiary of the Issuer that directly or indirectly owns any Equity Interest in any Designated Grantor Subsidiary (other than any Subsidiary that is a Regulated Grantor Subsidiary).

“Unregulated Guarantor Subsidiary” means

(a) each Subsidiary Guarantor as of the Issue Date,

(b) each Subsidiary of the Issuer (other than any Subsidiary that is a Regulated Guarantor Subsidiary), and

(c) each Subsidiary of the Issuer that directly or indirectly owns any Equity Interest in any Designated Guarantor Subsidiary (other than any Subsidiary that is a Regulated Guarantor Subsidiary).

“Unrestricted Subsidiary” means

(a) any Subsidiary of the Issuer, whether owned on, or acquired or created after, the Issue Date, that is designated after the Issue Date by the Issuer as an Unrestricted Subsidiary hereunder by written notice to the Trustee; provided, that the Issuer shall only be permitted to so designate a new Unrestricted Subsidiary following the Issue Date so long as:

1. such Subsidiary and its subsidiaries (A) are not after giving effect to such designation and any designation under other agreements of Level 3 Parent or its Subsidiaries (and at all times thereafter shall not be) obligors in respect of any Indebtedness where the creditors in respect of such Indebtedness also have recourse to any of the assets of Level 3 Parent or any of its Subsidiaries other than Subsidiaries designated as Unrestricted Subsidiaries (other than as a result of Permitted Liens described in Section 9.10(a)(xxiv)(y)), and (B) do not at the time of designation or after giving effect to such designation and any designation under other agreements of Level 3 Parent or its Subsidiaries (and at all times thereafter) own Equity Interests or Indebtedness of, or have Liens over any assets of, Level 3 Parent or any Subsidiary (other than subsidiaries of the Subsidiary to be so designated);

2. all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 9.11;

3. the designation has been determined by Level 3 Parent in good faith as having a legitimate business purpose (and not for the primary purpose of directly or indirectly facilitating any liability management transaction with respect to the assets of Level 3 Parent, the Issuer or any of its Subsidiaries);

4. such Subsidiary that is designated as an Unrestricted Subsidiary does not at the time of designation own or control any Material Asset (including, with respect to Intellectual Property included in the Material Assets, any exclusive license or other exclusive right to such Intellectual Property);

5. [reserved];

6. no Event of Default under Section 5.01 (a), (b), (e) (solely as it related to Sections 9.07 through 9.21 (excluding Sections 9.14, 9.17 and 9.18)), (i) or (j) has occurred and is continuing or would result from such designation; and

7. such Subsidiary is also designated as an Unrestricted Subsidiary or the equivalent, to the extent such concept is included in the relevant agreement, under any Other First Lien Debt; and

(b) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by Level 3 Parent or one or more of its Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with the preceding clause (a)).

Notwithstanding anything to the contrary contained herein or in any other Note Document,

(A) no Material Assets may, directly or indirectly, be transferred, exclusively licensed, contributed or otherwise disposed of to any Unrestricted Subsidiary by the Issuer or any Subsidiary and

(B) at no time shall there be any Unrestricted Subsidiary under this Indenture that is not an Unrestricted Subsidiary or the equivalent, to the extent such concept is included in the relevant agreement, under Other First Lien Debt.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Issuer’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 9.11 (other than clause (b) of the definition of “Permitted Investment”).

The Issuer may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Indenture; provided, that no Event of Default under Section 5.01 (a), (b), (e) (solely as it related to Sections 9.07 through 9.21 (excluding Sections 9.14, 9.17 and 9.18), (i) or (j) has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence). The designation of any Unrestricted Subsidiary as a Subsidiary after the Issue Date shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Issuer or any Guarantor (or their respective relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Issuer’s or any Guarantor’s (or their respective relevant Subsidiaries’) Investment in such Subsidiary.

“Vice President”, when used with respect to any person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any person means Equity Interests of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly-Owned Subsidiary” means a Subsidiary of the Issuer that is a Wholly-Owned Subsidiary of the Issuer.

The following terms, unless otherwise defined pursuant to this Section 1.01, have the meanings given to them in Appendix A:

“Definitive Security”

“IAI Global Security”

“Regulation S Global Security”

“Rule 144A Global Security”

“Transfer Restricted Securities”

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Issuer shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date such Act becomes effective.

Section 1.05. Notices, etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(b) the Note Collateral Agent by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent c/o the Trustee as described in clause (a) above, or

(c) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 1025 Eldorado Boulevard, Broomfield, CO 80021, Attention: Treasury department, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice or communication of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) either (i) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register or (ii) in the case of Securities held through the Depository, to Depository participants via the Depository’s electronic messaging system, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or electronic delivery, neither the failure to electronically deliver or mail such notice, nor any defect in any notice so mailed or electronically delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and Level 3 Parent shall bind its successors and assigns, whether so expressed or not.

Section 1.09. Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Notwithstanding any other provision of this Indenture, if a court of competent jurisdiction – in a final and unstayed order – determines that any aspect of the Level 3 Senior Unsecured Notes Transaction (as defined in the Transaction Support Agreement) is invalid for any reason, such determination shall not (directly or indirectly) constitute a default or breach of this Indenture or any other Note Document.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1.13. Trust Indenture Act. For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

Section 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue in respect of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity to the next Business Day, as the case may be.

Section 1.15. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor. By accepting a Security, each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Securities.

Section 1.16. Independence of Covenants. All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.17. Exhibits. All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.18. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.19. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.20. Waiver of Jury Trial. EACH OF LEVEL 3 PARENT, EACH HOLDER BY ACCEPTANCE OF THE SECURITIES, THE ISSUER, THE TRUSTEE AND THE NOTE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.21. Force Majeure. In no event shall the Trustee or Note Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, riots, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.22. FATCA. In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding Holders of Securities (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 1.23. Submission to Jurisdiction. The parties and each Holder (by acceptance of the Securities) irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.24. [Reserved].

Section 1.25. Electronic Signatures. For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import used in or related to any document signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.26. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Note Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and Note Collateral Agent with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

ARTICLE 2

SECURITY FORMS

Section 2.01. Form and Dating. The Issuer shall be permitted to issue Definitive Securities from time to time. Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

The Definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the Securities may be listed or eligible for trading, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities.

ARTICLE 3

THE SECURITIES

Section 3.01. Amount of Securities. Subject to Section 3.02, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $915,108,000 (the “Original Securities”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Section 9.08, to issue Additional Securities under this Indenture which shall have identical terms as the Original Securities, other than with respect to the date of issuance and the issue price (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Securities); provided that a separate CUSIP or ISIN shall be issued for any Additional Securities if the Additional Securities are not fungible for U.S. federal income tax purposes with the Original Securities. The Original Securities and any Additional Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Securities, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Securities;

(c) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Securities as set forth in Appendix A to this Indenture.

For each issuance of Additional Securities, the Issuer shall lend to Level 3 Communications an amount equal to the principal amount of the Additional Securities so issued, and the principal amount of the Loan Proceeds Note shall be increased by such amount; provided that such calculation or the correctness of the amount of the Loan Proceeds Note or any increase in the amount thereof shall not be a duty or obligation of the Trustee.

Section 3.02. Execution and Authentication. Two officers shall sign the Securities for the Issuer by manual, electronic or facsimile signature.

If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, an Officers’ Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually, electronically or by facsimile signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.

Section 3.03. Security Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”) and an office or agency in the United States where Securities may be presented for payment to the Paying Agent. The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the register maintained in the office of the Security Registrar and in any other office or agency designated pursuant to Section 9.02 being herein sometimes referred to as the “Security Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07.

The Issuer initially appoints the Trustee as Security Registrar and Paying Agent in connection with the Securities.

Section 3.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.05. Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, upon a written request by the Trustee, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 3.06. Replacement Securities. If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer to protect the Issuer in the judgment of the Trustee to protect the Trustee, the Paying Agent, the Security Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

Section 3.07. Temporary Securities. Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

Section 3.08. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Issuer directs the Trustee in writing to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 3.09. Defaulted Interests. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee of any defaulted interest payment and fix or cause to be fixed any such special record date for the payment to the reasonable satisfaction of the Trustee and shall deliver to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 3.10. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (subject to Section 11.06 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Securities expressly provided for herein or pursuant hereto), the Liens, if any, on the Collateral securing the Securities and the Note Guarantees shall be released and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Liens, in each case, when

(a) either

(i) all Outstanding Securities have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable within one year, or

(C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Securities to Maturity or the Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 6.07 and 6.09 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure to pay principal of (or premium, if any, on) any Security when due; or

(b) failure to pay any interest on any Security when due, continued for 30 days; or

(c) default in the payment of principal of (and premium, if any) and interest on Securities required to be purchased pursuant to an Offer to Purchase pursuant to Sections 9.07 and 9.12(c) when due and payable; or

(d) failure to perform or comply with the provisions of Article 7; or

(e) failure to perform any covenant or agreement of Level 3 Parent, the Issuer or any Subsidiary in this Indenture or in any Security (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 90 days after written notice to the Issuer by the Trustee or Holders of at least 30% in aggregate principal amount of the Outstanding Securities, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or failing to be paid at its scheduled maturity; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if (x) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) repayments are made as required by the terms of the respective Indebtedness; or

(g) the failure by Level 3 Parent, the Issuer or any Significant Subsidiary to pay one or more final judgments aggregating in excess of $75,000,000, which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of Level 3 Parent, the Issuer or any Significant Subsidiary to enforce any such judgment; or

(h) any Note Guarantee of Level 3 Parent, Level 3 Communications or any other Guarantor that is a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or Level 3 Parent, Level 3 Communications or any other Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under its Note Guarantee; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Level 3 Parent, the Issuer or any of the Significant Subsidiaries, or of a substantial part of the property or assets of Level 3 Parent, the Issuer or any Significant Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Level 3 Parent, the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of Level 3 Parent, the Issuer or any of the Significant Subsidiaries or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of Level 3 Parent, the Issuer or any Significant Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) Level 3 Parent, the Issuer or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Level 3 Parent, the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of Level 3 Parent, the Issuer or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due; or

(k) any security interest purported to be created by any Note Collateral Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Issuer or any Guarantor not to be, a valid and perfected security interest (perfected as or having the priority required by this Indenture or the relevant Note Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from failure of the Note Collateral Agent (or any agent acting as gratuitous bailee thereof) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement (so long as such failure does not result from the breach or non-compliance with the Note Documents by the Issuer or any Guarantor).

(l) Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders of the Securities (each a “Directing Holder”) shall be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is the Depository or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder shall be deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of the Depository or its nominee and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether any holder is Net Short and/or whether such holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certifications under this Indenture or in connection with the Securities or if any such Position Representation, Verification Covenant, Noteholder Direction, or any related certifications comply with this Indenture, the Securities, or any other document. It is understood and agreed that the Issuer and the Trustee shall be entitled to conclusively rely on each representation, deemed representation and certification made by, and covenant of, each beneficial owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the Securities or any other document, the provisions of this paragraph shall apply and survive with respect to each beneficial owner notwithstanding that any such person may have ceased to be a beneficial owner, this Indenture may have been terminated or the Securities may have been redeemed in full. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such holder, the percentage of Securities held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default or Event of Default shall be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Securities held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs (except for any rights or protections of the Trustee).

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely without liability on any Noteholder Direction, Position Representation, Verification Covenant or Officers’ Certificate delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, Noteholder Direction, Verification Covenant or Officers’ Certificate, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate, Position Representation, Noteholder Director or Verification Covenant delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other person in connection with any Noteholder Direction (or items delivered in connection with any Noteholder Direction) or to determine whether or not any holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certification or that such Position Representation, Verification Covenant, Noteholder Direction, or any related certification is accurate or conforms with this Indenture or any other agreement.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(i) or 5.01(j) with respect to Level 3 Parent or the Issuer) shall occur and be continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, further, that a notice of default may not be given with respect to any action taken, and reported publicly or to holders and the Trustee, more than two years prior to such notice of default. At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Outstanding Securities,

(ii) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

(iii) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a) Default is made in the payment of any interest on any Security when due, continued for 30 days, or

(b) Default is made in the payment of the principal of (or premium, if any, on) any Security when due, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities (including Level 3 Parent and any other Guarantor) or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or Note Collateral Agent and their respective agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Note Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee or Note Collateral Agent hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Subject to the terms of the First Lien/First Lien Intercreditor Agreement and the Collateral Agreement, any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and/or the Note Collateral Agent (acting in any capacity hereunder);

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct.

Section 5.07. Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, including Section 5.07, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article 11) and in such Security of the principal of (and premium, if any) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee, Note Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. Except as otherwise provided in the proviso of the first paragraph of Section 5.02, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, any Intercreditor Agreement or the Collateral Agreement

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of (or premium, if any) or interest on any Security, or

(b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

(c) in respect of the covenant contained in Section 9.15, which under Article 8 cannot be modified or amended without the consent of the Holders of two-thirds in principal amount of the Outstanding Securities.

The Issuer and Level 3 Parent shall deliver to the Trustee an Officers’ Certificate stating that the requisite Holders of a majority in principal amount of the Outstanding Securities have consented to such waiver and attaching such consents upon which, subject to Section 1.04, the Trustee may conclusively rely. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14. Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Default. If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Security Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Securities unless a Responsible Officer of the Trustee shall have received written notice at its Corporate Trust Office (which notice shall reference the Securities, the Issuer and this Indenture) of such Event of Default from the Issuer or any Holder.

Section 6.03. Certain Rights of Trustee. Subject to Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any such person appointed with due care and in good faith;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Note Collateral Agent, and each agent, custodian and other person employed to act hereunder;

(j) the Trustee may request that Level 3 Parent or the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 6.04. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of Level 3 Parent or the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of Level 3 Parent, the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with Level 3 Parent and the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Security Registrar or such other agent. However, the Trustee must comply with Section 6.08.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07. Compensation and Reimbursement. The Issuer agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(c) to fully indemnify each of the Trustee and any predecessor trustee and its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including Taxes (other than Taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

The obligations of the Issuer under this Section 607 to compensate the Trustee Note Collateral Agent, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(i) or 5.01(j), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08. Corporate Trustee Required; Eligibility; Conflicting Interests. (a) There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.08, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

(b) The Trustee shall be permitted to engage in transactions with Level 3 Parent or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities who have been bona fide Holders of a Security for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

Section 6.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any person into which the Trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such person shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such

Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Level 3 Parent May Consolidate, etc., Only on Certain Terms. (a) Level 3 Parent shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other person or persons or permit any other person to consolidate with or merge into Level 3 Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons unless:

(A) in a transaction in which Level 3 Parent is not the surviving person or in which Level 3 Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the resulting surviving or transferee person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Level 3 Parent’s obligations under this Indenture and the Level 3 Parent Guarantee and shall expressly assume the performance of the covenants and obligations of Level 3 Parent under the Note Collateral Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions to the extent required by this Indenture;

(B) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3 Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one person and such person shall have complied with all the provisions of this paragraph; and

(C) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

(b) Level 3 Parent shall at all times own at least 66 2/3% of the issued and outstanding Equity Interests of the Issuer.

Section 7.02. Successor Level 3 Parent Substituted. Upon any consolidation of Level 3 Parent with or merger of Level 3 Parent with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 Parent to any person or persons in accordance with Section 7.01, the successor person formed by such consolidation or into which Level 3 Parent is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Level 3 Parent under this Indenture with the same effect as if such successor person had been named as Level 3 Parent herein, and the predecessor Level 3 Parent (which term shall for this purpose mean the person named as “Level 3 Parent” in the first paragraph of this Indenture or any successor person which shall have become such in the manner described in Section 7.01), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Level 3 Parent Guarantee, the Securities, and the other Note Documents to which it is a party and may be dissolved and liquidated.

Section 7.03. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Level 3 Parent or permit Level 3 Parent to consolidate with or merge into the Issuer or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Level 3 Parent. Additionally, the Issuer shall not, in a single transaction or a series of related transactions, (A) consolidate with or merge into any other person or persons or permit any other person to consolidate with or merge into the Issuer or (B) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than (w) to a Subsidiary that is or becomes a Guarantor and a Loan Proceeds Note Guarantor at the time of such transfer, sale, lease, conveyance or disposition or to Level 3 Parent so long as Level 3 Parent is a Guarantor, (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Facility permitted under Section 9.08(b)(xxviii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.08(b)(xxx)), unless:

(1) in a transaction in which the Issuer is not the surviving person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture and shall expressly assume the performance of the covenants and obligations of the Issuer under the Note Collateral Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer (or the successor entity) or a Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) [reserved];

(4) if, as a result of any such transaction, property of the Issuer (or the successor entity) or any Subsidiary would become subject to a Lien prohibited by the provisions of Section 9.10, the Issuer or the successor entity to the Issuer shall have secured the Securities as required by said covenant;

(5) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one person and such person shall have complied with all the provisions of this paragraph; and

(6) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

(b) The Issuer shall at all times own all the issued and outstanding Equity Interests of Level 3 Communications.

Section 7.04. Successor Issuer Substituted. Upon any consolidation of the Issuer with or merger of the Issuer with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any person or persons in accordance with Section 7.03, the successor person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the person named as the “Issuer” in the first paragraph of this Indenture or any successor person which shall have become such in the manner described in Section 7.03), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Securities, and the other Note Documents to which it is a party and may be dissolved and liquidated.

Section 7.05. Guarantor (other than Level 3 Parent) May Consolidate, etc., Only on Certain Terms. A Guarantor (other than Level 3 Parent) shall not, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other person or persons (other than, with respect to a Guarantor that is a Subsidiary, the Issuer or another Guarantor that is a Subsidiary) or permit any other person (other than, with respect to a Guarantor that is a Subsidiary, another Guarantor that is a Subsidiary) to consolidate with or merge into such Guarantor or (b) except to another Guarantor or the Issuer, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than, (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Facility permitted under Section 9.08(b)(xxviii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.08(b)(xxx)), unless:

(i) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(ii) in a transaction in which such Guarantor is not the surviving person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the resulting surviving or transferee person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor’s obligations under this Indenture and its Note Guarantee and shall, to the extent such Guarantor is a Collateral Guarantor, expressly assume the performance of the covenants and obligations of such Collateral Guarantor under the Note Collateral Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; and

(iii) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.06. Successor Guarantor Substituted. Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any person or persons in accordance with Section 7.05, the successor person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the person named as the “New Guarantor” in the first paragraph of the applicable supplemental indenture or any successor person which shall have become such in the manner described in Section 7.05), except in the case of a lease, shall be released from all its obligations and covenants under its Note Guarantee, the Securities and the other Note Documents to which it is a party and may be dissolved and liquidated.

Section 7.07. Loan Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms . A Loan Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other person or persons (other than, with respect to a Loan Proceeds Note Guarantor that is a Subsidiary, the Issuer or another Loan Proceeds Note Guarantor that is a Subsidiary) or permit any other person (other than, with respect to a Loan Proceeds Note Guarantor that is a Subsidiary, another Loan Proceeds Note Guarantor that is a Subsidiary) to consolidate with or merge into such Loan Proceeds Note Guarantor or (b) except to another Loan Proceeds Note Guarantor, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than, (w) with respect to a Loan Proceeds Note Guarantor that is a Subsidiary, the Issuer or another Loan Proceeds Note Guarantor that is a Subsidiary, (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Facility permitted under Section 9.08(b)(xxviii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.08(b)(xxx)), unless:

(i) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Loan Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Loan Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(ii) in a transaction in which such Loan Proceeds Note Guarantor is not the surviving person or in which such Loan Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the resulting surviving or transferee person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Loan Proceeds Note Guarantor’s obligations under the Loan Proceeds Note Guarantee and any subordination agreements between the Issuer and such Loan Proceeds Note Guarantor relating to the Loan Proceeds Note and shall expressly assume the performance of the covenants and obligations of such Loan Proceeds Note Guarantor under the Note Collateral Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect or maintain the perfection of any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; and

(iii) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without Consent of Holders. The Issuer, the Guarantors, the Trustee and the Note Collateral Agent may, at any time and from time to time, without notice to or consent of any Holders of Securities, (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify any other Note Document, in each case:

(i) to evidence the succession of another person to the Issuer, Level 3 Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Level 3 Parent or such other Guarantor, respectively, herein, in the Securities, in the applicable Note Guarantee and in the applicable Note Collateral Documents, as applicable; or

(ii) to add to the covenants of Level 3 Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Level 3 Parent, the Issuer or any other Guarantor hereby; or

(iii) to add any additional Events of Default; or

(iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

(v) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 6.10 or a successor Note Collateral Agent pursuant to the requirements of this Indenture; or

(vi) to secure the Securities; or

(vii) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); or

(viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of this Indenture; or

(ix) to (A) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, or (B) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (ix)(B), such actions shall not adversely affect the interests of the Holders in any material respect, or (C) to amend the legends on any Security to comply with U.S. federal income tax regulations; or

(x) to add additional assets as Collateral or to release any Collateral from the liens securing the Securities, in each case pursuant to the terms of this Indenture, the Note Collateral Documents and the Intercreditor Agreements, as and when permitted or required by this Indenture, the Note Collateral Documents or the Intercreditor Agreements.

The intercreditor provisions of the Note Collateral Documents, the Intercreditor Agreements and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Note Collateral Documents, the Intercreditor Agreements and any other applicable intercreditor agreement to designate Indebtedness as “First-Priority Obligations”, or as any other Indebtedness subject to the terms and provisions of such agreement.

Section 8.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may (i) enter into one or more indentures supplemental hereto or (ii) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 5.13; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (or, in the case of clause (ix) below, two-thirds in principal amount of the Outstanding Securities) affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon (including by amending any of the definitions relevant to the determination of the interest rate applicable to the Securities) that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the contractual right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with Section 5.08 or 5.13; or

(iii) subordinate in right of payment, or otherwise subordinate, the Securities or any Note Guarantee to any other Debt; or

(iv) except as otherwise required herein, release all or substantially all of the security interest that may have been granted in favor of the Holders of the Securities with respect to any assets that also secure any Existing Notes then outstanding; or

(v) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed, as described in Appendix A or Exhibit 1 thereto; or

(vi) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Securities must be repurchased pursuant to such Offer to Purchase; or

(vii) make any change in any Note Guarantee of a Guarantor that is either a Significant Subsidiary or is a guarantor of any Existing Notes then outstanding that would adversely affect the interests of the Holders of the Securities in a manner inconsistent with any changes made in respect of the guarantee of the Existing Notes or otherwise in any material respect;

(viii) modify any provision of this Section 8.02 (except to increase any percentage set forth herein); or

(ix) (A) modify or amend Section 9.15, (B) make any change (whether by amendment, supplement or waiver) to any Note Collateral Document or the provisions in this Indenture dealing with the Collateral or the Note Collateral Documents that would, in each case, release all or substantially all of the Collateral from the Liens of the Note Collateral Documents (except upon the occurrence of a Collateral Release Ratings Event or as otherwise permitted by the terms of this Indenture and the Note Collateral Documents) or (C) make any change in any Note Guarantee of a Guarantor that is a Significant Subsidiary that would adversely affect the interests of the Holders of the Securities in any material respect.

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 8.06. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article 8, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9

COVENANTS

Section 9.01. Payment of Principal, Premium, if Any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 A.M. New York City time money sufficient to pay all principal and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) (and premium, if any) on overdue principal at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 9.02. Maintenance of Office or Agency. The Issuer shall maintain in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served, which shall not constitute service of process. An office of the Trustee, The Bank of New York Mellon Trust Company, N.A. at 1100 North Market Street, Wilmington, Delaware 19890, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 9.03. Money for Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to any abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 9.04. Existence. Subject to Article 7, Level 3 Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of Level 3 Parent, the Issuer and each Subsidiary; provided, however, that Level 3 Parent and the Issuer shall not be required to preserve, with respect to Level 3 Parent or the Issuer, respectively, any such right or franchise or, with respect to any such Subsidiary (subject to all the other covenants in this Indenture), any such existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Level 3 Parent and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole, respectively.

Section 9.05. Reports. So long as any Securities are outstanding (unless defeased in a legal defeasance), Level 3 Parent shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Trustee and the Holders of Securities, all quarterly and annual financial statements prepared in accordance with generally accepted accounting principles that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Level 3 Parent was required to file those Forms (but in no event any other items required in such Forms), together with a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Level 3 Parent’s certified independent accountant. Notwithstanding the foregoing, (a) such reports shall not be required to comply with any segment reporting requirements (whether pursuant to generally accepted accounting principles or Regulation S-X) in greater detail than is customarily provided in an offering memorandum prepared in connection with a Rule 144A offering, (b) such reports shall not be required to present beneficial ownership information and (c) such reports shall not be required to provide guarantor/non-guarantor financial data. Reports relating to delivery of annual financial statements shall be provided within 120 days after the end of each fiscal year, and reports relating to interim quarterly financial statements shall be provided within 60 days after the end of each of the first three fiscal quarters of each fiscal year. To the extent that Level 3 Parent does not file such information with the Commission, Level 3 Parent shall distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee and by posting such information on a password-protected website (which may be non-public, require a confidentiality acknowledgment and be maintained by Level 3 Parent or its designee) to which access will be given to (i) any Holder of the Securities, (ii) to any beneficial owner of the Securities, who provides its e-mail address to Level 3 Parent or its designee and certifies that it is a beneficial owner of Securities, (iii) to any prospective investor who provides its e-mail address to Level 3 Parent or its designee and certifies that it is a QIB, or (iv) any securities analyst providing an analysis of investment in the Securities who provides its email address to Level 3 Parent and other information reasonably requested by Level 3 Parent and represents to the reasonable satisfaction of Level 3 Parent that (1) it is a bona fide securities analyst providing an analysis of investment in the Securities, (2) it will not use the information in violation of applicable securities laws or regulations, (3) it will keep such provided information confidential and will not communicate the information to any person, (4) it will not use such information in any manner intended to compete with the business of Level 3 Parent or the Lumen Credit Group and (5) neither it nor its Affiliates is a person that is principally engaged in a similar business or derives a significant portion of its revenues from operating or owning a similar business to that of Level 3 Parent or the Lumen Credit Group. Unless Level 3 Parent or Lumen is subject to the reporting requirements of the Exchange Act, Level 3 Parent shall also hold a quarterly conference call for the Holders of the Securities to review such financial information (which, for the avoidance of doubt, access may be limited to those who have access to the password-protected website and have provided a confidentiality acknowledgement). The conference call will not be later than five Business Days from the time that Level 3 Parent distributes the financial information as set forth above.

For so long as any of the Securities remain outstanding, Level 3 Parent shall furnish to the Holders of the Securities and to any prospective investor that certifies that it is a QIB, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of Level 3 Parent becomes a Guarantor or co-obligor of the Securities, Level 3 Parent may satisfy its obligations under this Section 9.05 with respect to financial information relating to Level 3 Parent by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Level 3 Parent and its Subsidiaries, on the one hand, and the information relating to Level 3 Parent and its Subsidiaries, on the other hand.

Notwithstanding the foregoing, Level 3 Parent shall be deemed to have furnished such financial statements and reports referred to above to the Trustee and the Holders if Level 3 Parent or any direct or indirect parent of Level 3 Parent has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

Section 9.06. Statement by Officers as to Default. (a) The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 9.05 commencing with the annual report for the fiscal year ended December 31, 2024, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance during the period covered by such report with all conditions and covenants under this Indenture. If the signer has knowledge of any noncompliance that occurred during such period, the certificate shall describe its status and what action the Issuer has taken or is taking or proposes to take with respect thereto. For purposes of this Section 9.06(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When (to the knowledge of the Issuer or any Subsidiary) any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $275,000,000 or its foreign currency equivalent at the time), the Issuer shall, within 30 days of such occurrence, notice or other action, deliver to the Trustee electronically, by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 9.07. Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities in whole or in part in integral multiples of $1.00, in accordance with the procedures set forth in this Section 9.07 and this Indenture.

(b) Within 30 days following the occurrence of both a Change of Control and a Rating Decline with respect to the Securities within 30 days of each other (a “Change of Control Triggering Event”), the Issuer will be required to make an Offer to Purchase all Outstanding Securities at a price in cash equal to 101% of the principal amount of the Securities on the Purchase Date, plus accrued and unpaid interest (if any) to, but excluding, such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) The Issuer, the Trustee and/or any designated Paying Agent shall perform their respective obligations for the Offer to Purchase as specified in the Offer or as required hereunder. Prior to the Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the applicable Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Issuer elects) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The applicable Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Issuer to the applicable Paying Agent, the Paying Agent, shall deliver the excess to the Issuer immediately after the Purchase Date.

(d) A “Change of Control” means the occurrence of any of the following events:

(i) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), but excluding Lumen or any Wholly-Owned Subsidiary of Lumen, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Level 3 Parent; or

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the assets of Level 3 Parent and its Subsidiaries considered as a whole shall have occurred; or

(iii) the shareholders of Level 3 Parent or the Issuer shall have approved any plan of liquidation or dissolution of Level 3 Parent or the Issuer, respectively.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (ii) a person or group shall not be deemed to beneficially own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent.

(e) The Issuer shall not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

(f) In the event that the Issuer makes an Offer to Purchase the Securities, the Issuer shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9.07 by virtue thereof.

(g) Notwithstanding anything to the contrary herein, so long as (i) any of the Other Notes are outstanding, if a Change of Control Triggering Event (as defined in the applicable indenture) has occurred under any of the indentures governing such Other Notes or (ii) if any loans or commitments are outstanding under the Credit Agreements, if a Change of Control Triggering Event (as defined in each Credit Agreement, to the extent applicable) has occurred, a Change of Control Triggering Event with respect to the Securities shall also be deemed to have occurred.

Section 9.08. Limitation on Indebtedness. (a) The Issuer and Level 3 Parent will not, and will not permit any Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that (i) Permitted Consolidated Cash Flow Debt may be Incurred in an aggregate principal amount not to exceed 5.75 times Pro Forma LTM EBITDA; provided, that, if the Issuer’s long-term secured debt rating is at the time rated either “B2” or less from Moody’s or “B” or less from S&P, then Permitted Consolidated Cash Flow Debt shall not exceed an aggregate principal amount of 5.00 times Pro Forma LTM EBITDA and (ii) any Permitted Refinancing Indebtedness in respect thereof may be Incurred.

(b) Notwithstanding the foregoing limitation, the Issuer, Level 3 Parent or any Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) (x) Indebtedness, including Capitalized Lease Obligations (other than Indebtedness described in Section 9.08(b)(ii), (xii), (xx), (xxi), (xxix) and (xxxi) below) existing or committed on the Issue Date and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(ii) (x) (A) Indebtedness existing pursuant to the New Credit Agreement on the Issue Date, plus (B) an aggregate principal amount of Indebtedness at any time outstanding not to exceed (I) $1,741,201,000 less (II) the sum of the aggregate outstanding principal amount of the 11.000% First Lien Notes due 2029 and all successive refinancings in respect thereof at such time, plus (C) other Indebtedness so long as immediately after giving effect to the incurrence thereof and the use of proceeds of the Indebtedness thereunder, the First Lien Leverage Ratio is not greater than (1) until and as of June 30, 2025, 3.25 to 1.00 and (2) at any time thereafter, 3.50 to 1.00, in each case tested on a Pro Forma Basis and assuming all such amounts are secured by a Lien on the Collateral on a first-priority basis (which, for the avoidance of doubt, will give effect to any Permitted Business Acquisition consummated concurrently therewith); provided that, unless the Issuer determines otherwise, Indebtedness shall be deemed to be incurred in reliance on clause (ii)(x)(C) to the maximum extent permitted hereunder prior to any incurrence in reliance on the foregoing clause (ii)(x)(B) and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(iii) Indebtedness of the Issuer or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(iv) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(v) subject to Section 9.20, Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary (including any Loan Proceeds Note or Offering Proceeds Note); provided, that

(A) Indebtedness of any Subsidiary that is not either the Issuer or a Guarantor owing to either the Issuer or Guarantor incurred pursuant to this clause (v) shall be subject to clause (b) of the definition of “Permitted Investments”;

(B) Indebtedness owed by the Issuer or any Guarantor to any Subsidiary that is not a Guarantor and Indebtedness of any Guarantor owing to the Issuer incurred pursuant to this clause (v) shall be subordinated in right of payment to the Obligations pursuant to the Subordinated Intercompany Note; and

(C) prior to the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition, any Indebtedness owed by Level 3 Communications or any Loan Proceeds Note Guarantor to any Subsidiary that is not a Guarantor shall be subordinated to the obligations in respect of the Loan Proceeds Note pursuant to the Subordinated Intercompany Note;

(vi) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(viii) (A) Indebtedness of a Subsidiary acquired after the Issue Date or a person merged or consolidated with the Issuer or any Subsidiary after the Issue Date and Indebtedness otherwise assumed by the Issuer or any Guarantor in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Indenture; provided, that

(1) Indebtedness acquired or assumed pursuant to this subclause (viii)(1) shall be in existence prior to the respective merger or acquisition of assets or Equity Interests (including a Permitted Business Acquisition) and shall not have been created in contemplation thereof or in connection therewith; and

(2) after giving effect to the acquisition or assumption of such Indebtedness, the Total Leverage Ratio shall not be greater than either (A) 5.10 to 1.00 or (B) the Total Leverage Ratio in effect immediately prior to the acquisition or assumption of such Indebtedness, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; and

(B) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(ix) Capitalized Lease Obligations (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount outstanding, together with the aggregate principal amount of any Indebtedness outstanding pursuant to this Section 9.08(b)(ix) and Section 9.08(b)(x) below, not to exceed the greater of (x) $250,000,000 and (y) 12.5% of Pro Forma LTM EBITDA measured at the time of incurrence, creation or assumption (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(x) mortgage financings and other Indebtedness incurred by the Issuer or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets or any Telecommunications/IS Assets in order to finance such acquisition, lease, construction, repair, replacement or improvement (whether through the direct purchase of property or the Equity Interests of any person owning such property) (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 9.08(b)(x) and Section 9.08(b)(ix) above, would not exceed the greater of (x) $250,000,000 and (y) 12.5% of Pro Forma LTM EBITDA measured when incurred, created or assumed (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(xi) other Indebtedness of the Issuer or any Subsidiary (including, for the avoidance of doubt, any Guarantees thereof), in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

(xii) (i) the First Lien Notes issued by the Issuer (other than the Original Securities) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xiii) Guarantees permitted by Section 9.11 (i) by the Issuer of Indebtedness of any Subsidiary that is a Guarantor, (ii) by any Subsidiary that is not a Guarantor of Indebtedness of any other Subsidiary that is not a Guarantor and (iii) by any Guarantor of Indebtedness of the Issuer or any Subsidiary that is a Guarantor;

(xiv) Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Business Acquisition or similar Investment or the disposition of any business, assets or a Subsidiary not prohibited by this Indenture;

(xv) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(xvi) [reserved];

(xvii) obligations in respect of Cash Management Agreements in the ordinary course of business;

(xviii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(xix) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Issuer or any Subsidiary incurred in the ordinary course of business;

(xx) (i) the Second Lien Notes issued by the Issuer on the Amendment Effective Date and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxi) (i) the Existing Unsecured Notes of the Issuer outstanding as of the Amendment Effective Date and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxii) [Reserved];

(xxiii) (I) Subordinated Indebtedness of Level 3 Parent; provided, that

(A) no Event of Default under Section 5.01(a), (b), (i) or (j) has occurred and is continuing or would result therefrom;

(B) the aggregate principal amount (or, in the case of Indebtedness issued at a discount, the accreted value) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (xxiii), shall not exceed $1,000,000,000 at any one time outstanding (which amount shall be permanently reduced by the amount of net proceeds of dispositions used to repay Subordinated Indebtedness of Level 3 Parent to the extent permitted under the terms of this Indenture),

(C) does not provide for the payment of cash interest on such Indebtedness prior to the maturity date of the Securities, and

(D) (1) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case on or prior to the maturity date of the Securities, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 Parent but excluding through conversion into capital stock of Level 3 Parent, other than Disqualified Stock, without any payment by Level 3 Parent or its Subsidiaries to the holders thereof) of such Indebtedness at the option of the holder thereof on or prior to the maturity date of the Securities, and

(II) any Permitted Refinancing Indebtedness in respect thereof;

(xxiv) Indebtedness issued by the Issuer or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer permitted by Section 9.11;

(xxv) Indebtedness consisting of obligations of the Issuer or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with any Investment permitted hereunder;

(xxvi) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxvii) any Qualified Securitization Facilities; provided that the Priority Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Priority Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds thereof, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the Issuer shall cause the Net Proceeds thereof to be applied to (x) prepay, repurchase, redeem or otherwise discharge the Obligations, the First Lien Notes and Other First Lien Debt (other than, for the avoidance of doubt, the LVLT Limited Guarantees) and/or (y) prepay, repurchase, redeem or otherwise discharge the Second Lien Notes and other Indebtedness for borrowed money secured by a Junior Lien, in each case in accordance with Section 9.12(c);

(xxviii) any Qualified Receivable Facilities in an Outstanding Receivables Amount not to exceed (x) $250,000,000 at any time outstanding, plus (y) so long as two or more Rating Agencies have assigned a rating to the Issuer’s long-term secured debt that is greater than the Issue Date Rating, an additional $100,000,000 at any time outstanding; provided, that, for the avoidance of doubt, notwithstanding anything herein or otherwise to the contrary, any Indebtedness Incurred pursuant to Section 9.08(b)(xxviii)(y) shall be permitted even if, following such incurrence, it is not the case that two or more Rating Agencies have assigned a rating to the Issuer’s long-term secured debt that is greater than the Issue Date Rating;

(xxix) (i) the Existing 2027 Term Loans of the Issuer outstanding as of the Issue Date and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxx) any Qualified Digital Products Facilities; provided, that the Priority Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Priority Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds therefore, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the Issuer shall cause the Net Proceeds thereof to be applied to (x) prepay, repurchase, redeem or otherwise discharge the Obligations, the First Lien Notes and Other First Lien Debt (other than, for the avoidance of doubt, the LVLT Limited Guarantees) and/or (y) prepay, repurchase, redeem or otherwise discharge the Second Lien Notes and other Indebtedness for borrowed money secured by a Junior Lien, in each case in accordance with Section 9.12(c);

(xxxi) (x) Guarantees by the Issuer or the Guarantors consisting of the LVLT Limited Guarantees; provided, that (i) the aggregate principal amount of the LVLT Limited Series A Guarantee shall not exceed $150,000,000 and (ii) the aggregate principal amount of the LVLT Limited Series B Guarantee shall not exceed $150,000,000 and (y) any Permitted Refinancing Indebtedness in respect thereof;

(xxxii) (i) the Original Securities and the Note Guarantees thereof and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxxiii) Indebtedness outstanding on the Amendment Effective Date owing by Level 3 Communications to Level 3 Parent pursuant to the Parent Intercompany Note; and

(xxxiv) all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiii) above.

For purposes of determining compliance with this Section 9.08 or Section 9.10, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Issue Date, on the Issue Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Issue Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 9.08:

(a) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 9.08(b)(i) through (xxxiv) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 9.10);

(b) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in 9.08(b)(i) through (xxxiv), the Issuer may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.08 (including, in the case of Indebtedness incurred on the same day, electing the order in which such Indebtedness shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that (A) all Indebtedness outstanding under the New Credit Agreement shall at all times be deemed to have been incurred pursuant to Section 9.08(b)(ii) and (B) all Indebtedness outstanding under the LVLT Limited Guarantees shall at all times be deemed to have been incurred pursuant to Section 9.08 (b)(xxxi);

(c) at the option of the Issuer, any Indebtedness and/or Lien incurred to finance a Limited Condition Transaction shall be deemed to have been incurred on the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable, related to such Limited Condition Transaction (and not at the time such Limited Condition Transaction is consummated) and the First Lien Leverage Ratio, Total Leverage Ratio, Priority Leverage Ratio and/or compliance with Pro Forma LTM EBITDA in respect of Permitted Consolidated Cash Flow Debt shall be tested (x) in connection with such incurrence, as of the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction was entered into, giving pro forma effect to such Limited Condition Transaction, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other incurrence after the date definitive acquisition agreement was entered into, the date of declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the date of giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction and prior to the earlier of the consummation of such Limited Condition Transaction or the termination of such definitive agreement or abandonment of such dividend, repayment or redemption prior to the incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Transaction or the incurrence of any such Indebtedness or Liens or the other transactions in connection therewith.

In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Indenture does not treat (x) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (y) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.08 (or, for the avoidance of doubt, the incurrence of a Lien for purposes of Section 9.10).

For the avoidance of doubt, Permitted Refinancing Indebtedness (and all subsequent refinancings thereof with Permitted Refinancing Indebtedness) shall not increase the amount of Indebtedness that is permitted to be incurred pursuant to any provision of this Section 9.08 other than, in each case, as permitted by the definitions of Permitted Refinancing Indebtedness with respect to each such incurrence of Permitted Refinancing Indebtedness.

(d) Notwithstanding anything to the contrary herein or in any Note Document:

(i) any Indebtedness (including all intercompany loans and Guarantees of Indebtedness but excluding the Loan Proceeds Note and any Guarantees in respect thereof) incurred after the Issue Date owed by the Issuer or a Subsidiary to the Issuer or a Subsidiary shall be subordinated in right of payment to the Securities pursuant to the Subordinated Intercompany Note or other customary payment subordination provisions;

(ii) A LVLT/Lumen Qualified Digital Products Facility shall only be permitted under this Section 9.08 to the extent (w) a LVLT Subsidiary owns a percentage of the Equity Interests of the applicable LVLT/Lumen Digital Products Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Digital Products Facility, (x) such LVLT Subsidiary receives a portion of the proceeds of such LVLT/Lumen Qualified Digital Products Facility equal to or greater than the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Digital Products Facility, (y) all distributions by the applicable LVLT/Lumen Digital Products Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT/Lumen Digital Products Subsidiary owned by LVLT Subsidiary and the Non-LVLT Entity and (z) the Issuer shall apply (or cause to be applied) the Net Proceeds thereof in accordance with Section 9.12(c);

(iii) A LVLT/Lumen Qualified Securitization Facility shall only be permitted under this Section 9.08 to the extent (w) a LVLT Subsidiary owns a percentage of the Equity Interests of the applicable LVLT/Lumen Securitization Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Securitization Facility, (x) such LVLT Subsidiary receives a portion of the proceeds of such LVLT/Lumen Qualified Securitization Facility equal to or greater than the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Securitization Facility (y) all distributions by the applicable LVLT/Lumen Securitization Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT/Lumen Securitization Subsidiary owned by LVLT Subsidiary and the Non-LVLT Entity and (z) the Issuer shall apply (or cause to be applied) the Net Proceeds thereof in accordance with Section 9.12(c).

Section 9.09. [Reserved].

Section 9.10. Limitation on Liens. (a) The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on any property now owned or acquired after the Amendment Effective Date to secure any Indebtedness, other than (collectively, “Permitted Liens”):

(i) Liens on property or assets of the Issuer and its Subsidiaries existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Issue Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 9.08) and shall not subsequently apply to any other property or assets of the Issuer or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(ii) any Lien securing Indebtedness incurred under Section 9.08(b)(ii) and Liens under the applicable collateral documents securing obligations in respect of Hedging Agreements and Cash Management Agreements (and for the avoidance of doubt and notwithstanding anything herein to the contrary, such Liens may be secured on a pari passu basis with or a junior basis to the Liens securing the First Lien Obligations);

(iii) any Lien on any property or asset of the Issuer or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 9.08(b)(viii); provided, that (x) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (y) such Lien does not apply to any other property or assets of the Issuer or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of the Issuer or any Guarantor, including the Issuer or any Guarantor into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and Permitted Refinancing Indebtedness in respect thereof));

(iv) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith;

(v) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(vi) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(vii) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(viii) zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Subsidiary;

(ix) Liens securing Indebtedness permitted by Sections 9.08(b)(ix) and 9.08(b)(x); provided, that such Liens do not apply to any property or assets of the Issuer or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(x) [reserved];

(xi) non-consensual Liens securing judgments that do not constitute an Event of Default under Section 5.01(g);

(xii) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Issuer or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(xiii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary in the ordinary course of business;

(xiv) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds related to transactions not otherwise prohibited by the terms of this Indenture or (v) in favor of credit card companies pursuant to agreements therewith;

(xv) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 9.08(b)(vi) or (xv) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(xvi) leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property or Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xviii) Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(xix) [reserved];

(xx) Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(xxi) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(xxii) agreements to subordinate any interest of the Issuer or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(xxiii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(xxiv) Liens (x) on Equity Interests in joint ventures that are not Subsidiaries (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (y) on Equity Interests in Unrestricted Subsidiaries securing obligations solely of the Unrestricted Subsidiaries;

(xxv) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (c) of the definition thereof;

(xxvi) Liens on Collateral that are Other First Liens securing Indebtedness permitted pursuant to Section 9.08(b)(xii) and (xxxi); provided, that such Liens are subject to the First Lien/First Lien Intercreditor Agreement;

(xxvii) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(xxviii) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(xxix) Liens securing Indebtedness or other obligations (i) of the Issuer or a Subsidiary in favor of the Issuer or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(xxx) Liens on cash or Cash Equivalents securing Hedging Agreements entered into for non-speculative purposes in the ordinary course of business submitted for clearing in accordance with applicable requirements of law;

(xxxi) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Issuer or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 9.08;

(xxxii) Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Issuer or any Subsidiary;

(xxxiii) Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 9.08(b)(ii) and such Liens are subject to the First Lien/First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable;

(xxxiv) liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Issuer or any of the Subsidiaries in the ordinary course of business;

(xxxv) with respect to any Real Property which is acquired in fee after the Issue Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Issuer or any of its Subsidiaries;

(xxxvi) other Liens (i) that are incidental to the conduct of the Issuer’s and its Subsidiaries’ businesses or the ownership of its property not securing any Indebtedness of the Issuer or a Subsidiary, and which do not in the aggregate materially detract from the value of the Issuer’s and its Subsidiaries’ property when taken as a whole, or materially impair the use thereof in the operation of its business and (ii) with respect to property or assets of the Issuer or any Subsidiary securing obligations that are not Indebtedness in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (xxxvi)(ii), immediately after giving effect to the incurrence of such Liens, would not exceed $75,000,000;

(xxxvii) (i) Liens on Collateral that are Second Liens securing Indebtedness permitted pursuant to Section 9.08(b)(xx), (ii) Liens on Collateral that are Second Liens securing additional Indebtedness permitted pursuant to Section 9.08 in an aggregate principal amount outstanding at any time in the case of this clause (ii) not greater than an amount equal to $500,000,0000, and (iii) Liens on Collateral that secure additional Indebtedness permitted pursuant to Section 9.08 on a basis that is junior to any Liens permitted pursuant to clauses (i) and (ii) above; provided, that in case of this clause (iii), the proceeds of Indebtedness secured by such Liens (other than any Permitted Refinancing Indebtedness in respect thereof) are used to prepay, redeem, repurchase or otherwise discharge any issuance of Existing Unsecured Notes; provided, further, in the case of clauses (i), (ii) and (iii) above, such Liens are subject to a Permitted Junior Intercreditor Agreement;

(xxxviii) (i) Liens (including precautionary lien filings) in respect of the disposition of Receivables, and Liens granted with respect to such Receivables by the relevant Receivables Subsidiary, in connection with any Qualified Receivable Facility permitted by Section 9.08(b)(xxviii), (ii) Liens (including precautionary lien filings) in respect of the disposition of Securitization Assets, and Liens granted with respect to such Securitization Assets by the relevant Securitization Subsidiary, in connection with any Qualified Securitization Facility permitted by Section 9.08(b)(xxvii) and (iii) Liens (including precautionary lien filings) in respect of the disposition of Digital Products, and Liens granted with respect to such Digital Products by the relevant Digital Products Subsidiary, in connection with any Qualified Digital Products Facility permitted by Section 9.08(b)(xxx);

(xxxix) [reserved];

(xl) Liens on Collateral that are Other First Liens so long as such Other First Liens secure Indebtedness permitted by Section 9.08(b)(xxix) and such Liens are subject to the First Lien/First Lien Intercreditor Agreement; or

(xli) Liens on Collateral that are First Liens securing Indebtedness permitted pursuant to Section 9.08(b)(xxxii), provided that such Liens are subject to the First Lien/First Lien Intercreditor Agreement.

(b) If the Issuer or any Guarantor (or any entity required to become a Guarantor pursuant to this Indenture) creates (i) any Lien (including without limitation any additional Lien) upon any property or assets to secure any First Lien Obligation or (ii) any Junior Lien upon any property or assets to secure any Junior Lien Obligation, in each case that is not a Permitted Lien, it must concurrently with the creation of such Lien (or, if later, concurrently with such entity becoming a Guarantor) grant a First Lien upon such property or assets as security for the Securities or the applicable Note Guarantee, if such property or asset is not Collateral at such time, such that the property or assets subject to such Lien becomes Collateral subject to the First Lien (subject to liens permitted by this Indenture), except to the extent such property or assets constitutes cash or cash equivalents required to secure only letter of credit obligations under any credit facility or as otherwise permitted under the Intercreditor Agreements. If the foregoing obligation to grant a Lien on any property or assets to secure the Securities or a Note Guarantee arises due to the grant of a Lien on such property or assets to secure the Credit Agreement Obligations (or the obligations under any Replacement Credit Facility), then the Lien on such property or assets to secure the Securities or a Note Guarantee may be released in accordance with the provisions of Section 12.03. If the foregoing obligation to grant a Lien on any property or assets to secure the Securities or a Note Guarantee arises due to the grant of a Lien (an “Initial Lien”) on such property or assets to secure First Lien Obligations other than the Credit Agreement Obligations (or the obligations under any Replacement Credit Facility) or Junior Lien Obligations, then the Lien on such property or assets to secure the Securities or a Note Guarantee shall be automatically released and discharged upon the release and discharge of the Initial Lien at such time as the Initial Lien is released, which release and discharge in the case of any sale of any such property or asset shall not affect any Lien that the Trustee or the Note Collateral Agent may have on the proceeds from such sale.

(c) Notwithstanding the foregoing, the Issuer and the Guarantors shall not be deemed to have failed to comply with paragraph (b) of this Section 9.10 if, on the applicable date, Level 3 Parent and each Subsidiary that has granted any Lien on any property or assets to secure the Credit Agreement Obligations and may grant a Lien on such property or assets as security for the Securities or the applicable Note Guarantee without regulatory approval, grants a First Lien upon such property or assets as security for the Securities or the applicable Note Guarantee such that the property or assets subject to such Lien becomes Collateral subject to the First Lien and, thereafter, until such date as the Collateral subject to the First Lien includes all property and assets in respect of which a Lien has been granted to secure the Credit Agreement, Level 3 Parent, the Issuer and any applicable Subsidiary (i) endeavor in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the General Counsel of Level 3 Parent) authorizations and consents of federal and state Governmental Authorities required in order for any such property or assets to secure the Securities at the earliest practicable date after the Issue Date and, following receipt of such authorizations and consents (together with any required authorizations and consents required for the Subsidiary owning such Collateral to provide a Note Guarantee), grants a First Lien upon such property or assets as security for the Securities or the applicable Note Guarantee such that the property or assets subject to such Lien becomes Collateral subject to the First Lien promptly thereafter and (ii) comply with paragraph (b) of this Section 9.10 with respect to any Lien attaching to property or assets subsequent to such date. For purposes of this paragraph (c), the requirement that Level 3 Parent, the Issuer or any Subsidiary use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 Parent shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Subsidiary as necessary to enable them to comply with their obligations under this paragraph (c).

(d) For purposes of determining compliance with this Section 9.10, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 9.10(a)(i) through (xli) but may be permitted in part under any combination thereof and (y) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 9.10(a)(i) through (xli), the Issuer may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.10 (including, in the case of

Lien incurred on the same day, electing the order in which such Lien shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Section 9.11. Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions);

(ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Issuer’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests);

(iii) make any Junior Debt Restricted Payment; or

(iv) make any Restricted Investment;

(all of the foregoing, “Restricted Payments”).

(b) The provisions of Section 9.11(a) shall not prohibit:

(i) Restricted Payments made to the Issuer or any Subsidiary (provided, that Restricted Payments made by a non-Wholly-Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Issuer or such Subsidiary) to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary based on its ownership interests in such non-Wholly-Owned Subsidiary);

(ii) Restricted Payments may be made by the Issuer to purchase or redeem the Equity Interests of the Issuer (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Issuer or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (ii) shall not exceed in any fiscal year $50,000,000 (plus (x) the amount of net proceeds contributed to the Issuer that were received by the Issuer during such calendar year from sales of Qualified Equity Interests of the Issuer to directors, consultants, officers or employees of the Issuer or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year); provided, further, that cancellation of Indebtedness owing to the Issuer or any Subsidiary from members of management of the Issuer or its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 9.11;

(iii) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests to the extent such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests;

(iv) Restricted Payments in cash in an amount not to exceed the Available Amount so long as at the time of such Restricted Payment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(v) Restricted Payments may be made for any taxable period or portion thereof in which Level 3 Parent, the Issuer and/or any of their respective Subsidiaries is a member of a consolidated, combined, unitary or similar income tax group of which a direct or indirect parent of Level 3 Parent or the Issuer is the common parent or for which Level 3 Parent or the Issuer is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a parent corporation for U.S. federal, state, and/or local income tax purpose, to enable such parent to pay U.S. federal, state and local and foreign income and similar Taxes that are attributable to the taxable income of Level 3 Parent, the Issuer and/or the Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that, (i) the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the lesser of (1) the amount of such Taxes that Level 3 Parent, the Issuer and/or the Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries) would have been required to pay in respect of such U.S. federal, state and local and foreign income and similar Taxes for such taxable period had Level 3 Parent, the Issuer and its Subsidiaries been a stand-alone taxpayer or stand-alone group (separate from any such parent), and (2) the actual Tax liability of such direct or indirect parent of Level 3 Parent or the Issuer, in each case, with respect to such taxable period, and (ii) the distributions attributable to the income of any Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary made cash distributions to Level 3 Parent, the Issuer and/or the Subsidiaries for such purpose;

(vi) Restricted Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(vii) so long as at the time of such Restricted Payment and immediately after giving effect thereto no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing, Restricted Payments may be made in cash after the Issue Date consisting of (i) the actual net cash proceeds received by the Issuer from the incurrence of Other First Lien Debt permitted to be incurred under Section 9.08 and not otherwise applied and (ii) up to 50% of the cash proceeds (net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such Qualified Securitization Facility or Qualified Receivables Facility and excluding, in the case of any Refinancing of any Qualified Securitization Facility or Qualified Receivables Facility in whole or in part, the amount of cash proceeds applied to Refinance such Qualified Securitization Facility or Qualified Receivable Facility) received by the Issuer or any Subsidiary from the incurrence of any Qualified Securitization Facility incurred in accordance with Section 9.08(b)(xxvii) (after the application of payments pursuant to Section 9.12(c)) or any Qualified Receivable Facility incurred in accordance with Section 9.08(b)(xxviii); provided, that in the case of this clause (ii), the Priority Net Leverage Ratio after giving effect to such Restricted Payment and the application of proceeds pursuant to Section 9.12 shall not be greater than the Priority Net Leverage Ratio in effect immediately prior to the making of such Restricted Payment, calculated on a Pro Forma Basis for the then most recently ended Test Period;

(viii) the EMEA Sale Proceeds Distribution;

(ix) to the extent constituting a Restricted Payment, any disposition of (i) Securitization Assets made in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (ii) Receivables made in connection with any Qualified Receivable Facility permitted under Section 9.08(b)(xxviii) and (iii) Digital Products made in connection with any Qualified Digital Products Facility permitted under Section 9.08(b)(xxx);

(x) Restricted Payments of Specified Digital Products or Specified Digital Products Investments;

(xi) Restricted Payments in an aggregate amount not to exceed $335,000,000; and

(xii) the Specified Lumen Tech Secured Notes Distribution.

For purposes of determining compliance with this Section 9.11, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments or Permitted Investment (or any portion thereof) but may be permitted in part under any relevant combination thereof and (B) in the event that a Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments or Permitted Investments (or any portion thereof), the Issuer may, in its sole discretion, classify or divide such Restricted Payment or Permitted Investment (or any portion thereof) in any manner that complies with this Section 9.11 and will be entitled to only include the amount and type of such Restricted Payment or Permitted Investment (or any portion thereof) in one or more (as relevant) of the applicable clauses (or any portion thereof) and such Restricted Payment or Permitted Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof).

The amount of any Restricted Payment (excluding any Restricted Investment, the value of which shall be determined in accordance with the definition of “Investments”) made other than in the form of cash, Cash Equivalents or other cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

(c) Notwithstanding anything herein to the contrary, the foregoing provisions of Section 9.11 will not prohibit the payment of any Restricted Payment or the making of Permitted Investment constituting a Limited Condition Transaction if such transaction would have complied with the provisions of this Section 9.11 on the date of the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the date of giving of the applicable notice of prepayment or redemption, in each case, constituting a Limited Condition Transaction (it being understood that such Restricted Payment or Permitted Investment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Section 9.12. Limitation on Asset Sales. (a) The Issuer shall not, and shall not permit any Subsidiary to, make any Asset Sale unless:

(x) no Event of Default under Section 5.01(a), 5.01(b), 5.01(i) or 5.01(j) shall have occurred and be continuing at the time of such disposition or would result therefrom,

(y) such Asset Sale is for Fair Market Value and

(z) at least 75% of the consideration proceeds of such Asset Sale consist of cash or Cash Equivalents;

provided, that for purposes of this clause (z), each of the following shall be deemed to be cash:

(i) the amount of any liabilities (as shown on the Issuer’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction and

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Subsidiary from the transferee that are converted by the Issuer or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received).

(b) [Reserved].

(c) The amount of any Net Proceeds shall constitute “Excess Proceeds”. If there are any Excess Proceeds, the Issuer (x) shall make an offer to all holders of the Securities to purchase the maximum principal amount of the Securities (an “Asset Sale Offer”) that is at least $1.00 and an integral multiple of $1.00 in excess thereof and (y) at the option of the Issuer, may prepay Other First Lien Debt (or make an offer to holders of any Other First Lien Debt) to the extent any such prepayment is required thereby, on a pro rata basis (subject to adjustments to maintain the authorized denominations for the Securities) among the Securities and such Other First Lien Debt based on the principal amount thereof, in each case that may be purchased or prepaid out of the Excess Proceeds at an offer or prepayment price, as applicable, in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Securities or Other First Lien Debt were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, to, but excluding, the date fixed for the closing of such offer or prepayment; provided, that Net Proceeds of the kind described in clauses (d), (e), (f) and (g) of the definition thereof that are required to be subject to an Asset Sale Offer shall be reduced dollar-for-dollar by the amount of Net Proceeds applied to prepay, repurchase, redeem or otherwise discharge the Second Lien Notes and other Indebtedness for borrowed money secured by a Junior Lien in accordance with the following proviso; provided, further, that if the Issuer shall deliver a certificate of a Responsible Officer of the Issuer to the Trustee promptly following receipt of any such Net Proceeds setting forth the Issuer’s intention to apply an amount equal to all or any portion of such Net Proceeds to prepay, repurchase, redeem or otherwise discharge the Second Lien Notes or other Indebtedness for borrowed money secured by a Junior Lien, then the Issuer shall have 90 days to apply such amount in such manner; provided, however, that if all or a portion of such amount is not so applied by such 90th day or is no longer intended to be or cannot be so applied in such manner at any time after delivery of such certificate, all or such portion of such amount shall be applied in accordance with this Section 9.12(c) without giving effect to this proviso within five (5) Business Days after such 90th day or the Issuer reasonably determining that such Net Proceeds are no longer intended to be or cannot be so applied as applicable. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within fifteen (15) Business Days after receipt of Excess Proceeds by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate principal amount of the Securities (and such Other First Lien Debt, as the case may be) tendered pursuant to an Asset Sale Offer is less than the aggregate principal amount of the Securities that the Issuer has offered to purchase pursuant to an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Notwithstanding anything to the contrary in this Section 9.12(c) or elsewhere in this Indenture, to the extent that (A) any or all of the Net Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary are prohibited by any requirement of law from being loaned, distributed or otherwise transferred to the Issuer or any Domestic Subsidiary or materially adverse consequences to (including any material Tax incurred by) the Issuer or any of its Affiliates would result therefrom or (B) any or all of the Net Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary are prohibited from being transferred to the Issuer for application in accordance with this Section 9.12(c) by any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or any other contractual obligation with an unaffiliated third party (including any agreement governing Indebtedness) that was not created in contemplation of such Asset Sale or Recovery Event, then in each case an amount equal to the portion of such Net Proceeds so affected will not be required to be applied as provided in this Section 9.12(c) so long as, but only so long as, such materially adverse consequences or prohibitions exist and once such materially adverse consequences or prohibitions are no longer applicable, an amount equal to such Net Proceeds will be promptly applied pursuant this Section 9.12(c) (the Issuer hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Issuer that are reasonably required to eliminate or mitigate such materially adverse consequences or prohibitions, as the case may be).

Section 9.13. Restrictions on Subsidiary Distributions and Negative Pledge Clauses. The Issuer shall not, and shall not permit any Subsidiary to, enter into any agreement or instrument that by its terms restricts (x) the payment of dividends or other distributions or the making of cash advances to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary or (y) the granting of Liens by the Issuer or any Subsidiary to secure the Obligations, in each case other than those arising under any Notes Document, except, in each case, restrictions existing by reason of:

(a) restrictions imposed by applicable law;

(b) (i) contractual encumbrances or restrictions existing on the Issue Date, (ii) any agreements related to any Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuer) beyond those restrictions applicable on the Issue Date, or (iii) with respect to any Subsidiary, any restriction that is not materially more restrictive (as determined by the Issuer in good faith) than the most restrictive restrictions applicable to such Subsidiary existing on the Issue Date;

(c) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 9.08 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Indenture (in each case, as determined in good faith by the Issuer);

(g) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i) customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 9.12 pending the consummation of such sale, transfer, lease or other disposition;

(k) permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (i) such restrictions or conditions relate only to the specific asset subject to such Lien, and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 9.13;

(l) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and the Subsidiaries to meet their ongoing obligations;

(m) any agreement in effect at the time a person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(n) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(o) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(p) restrictions in agreements (other than agreements governing Indebtedness of Subsidiaries) that (as determined in good faith by the Issuer) will not prevent the Issuer from satisfying its payment obligations in respect of the Securities;

(q) restrictions created in connection with any (i) Qualified Securitization Facilities permitted under Section 9.08(b)(xxvii), (ii) Qualified Receivable Facilities permitted under Section 9.08(b)(xxviii) or (iii) Qualified Digital Products Facilities permitted under Section 9.08(b)(xxx); and

(r) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 9.14. Restricted and Unrestricted Subsidiaries. The Issuer shall designate any Subsidiary as an Unrestricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.

Section 9.15. Limitation on Actions with Respect to Existing Intercompany Obligations.

(a) The Issuer shall not forgive or waive or fail to enforce any of its rights under any Offering Proceeds Note, the Loan Proceeds Note, the Omnibus Offering Proceeds Note Subordination Agreement or any other agreement with Level 3 Parent or any Subsidiary to subordinate a payment obligation on any Indebtedness to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, and the Issuer and Level 3 Communications may not amend the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee in a manner adverse to the Holders; provided, that in the event of an Event of Default of Level 3 Communications as described in Section 5.01(i) or Section 5.01(j), the principal then outstanding together with accrued interest thereon on the Loan Proceeds Note, each Offering Proceeds Note, any Loan Proceeds Note Guarantee and each Offering Proceeds Note Guarantee shall automatically become due and payable without presentment, demand, protest or other notice of any kind;

(b) in the event Level 3 Communications (or any successor obligor under the Loan Proceeds Note) repays all or a portion of the Loan Proceeds Note, the Issuer must prepay or redeem the Securities in a principal amount equal to the principal amount of the Loan Proceeds Note then repaid in accordance with (together with all accrued and unpaid interest and the Applicable Premium (if any)), and if at such time permitted by, this Indenture; provided, that notwithstanding the foregoing, any amount required to be applied to prepay or redeem the Securities pursuant to this paragraph (b) shall be applied ratably among the Securities and, to the extent required by the terms of the Credit Agreement Obligations, the First Lien Notes and the Second Lien Notes, the principal amount of the Credit Agreement Obligations, the First Lien Notes and the Second Lien Notes then outstanding, and the prepayment or redemption of the Securities required pursuant to this paragraph (b) shall be reduced accordingly; provided, further, that, subject to paragraph (i) of this Section 9.15, if at any time the principal amount of the Loan Proceeds Note is greater than the aggregate principal amount of the Credit Agreement Obligations, the First Lien Notes and the Second Lien Notes outstanding at such time, Level 3 Communications (or any successor obligor under the Loan Proceeds Note) or the Issuer, as applicable, may repay or forgive or waive an amount of the Loan Proceeds Note equal to such excess without complying with this paragraph (b);

(c) Level 3 Parent shall not, and shall not permit any Subsidiary to, provide any Lien on its property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any intercompany note required by Section 9.08(b)(v) to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or any Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with any Offering Proceeds Note or the Loan Proceeds Note;

(d) Level 3 Parent shall not, and shall not permit any Subsidiary to, provide any Lien on its property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) any Offering Proceeds Note or (ii) any other intercompany note required by Section 9.08(b)(v) to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making any Offering Proceeds Note senior to or equal in right of payment with the Loan Proceeds Note;

(e) Level 3 Parent and Level 3 Communications shall not amend the terms of the Parent Intercompany Note in a manner adverse to the Holders, the determination of which shall be made by Level 3 Parent acting in good faith;

(f) Level 3 Parent, the Issuer and Level 3 Communications shall not amend the Omnibus Offering Proceeds Note Subordination Agreement in a manner adverse to the Holders and Level 3 Parent or any Subsidiary and the Issuer shall not amend any other agreement between Level 3 Parent or any Subsidiary, on the one hand, and the Issuer, on the other hand, to subordinate a payment obligation on any Indebtedness of Level 3 Parent or any Subsidiary to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note in a manner adverse to the Holders, in each case, the determination of which shall be made by Level 3 Parent acting in good faith;

(g) unless an Event of Default has occurred and is continuing, Level 3 Parent shall neither cause nor permit the Issuer to demand repayment of any Offering Proceeds Note prior to the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition;

(h) Level 3 Parent and the Issuer shall cause any Indebtedness of Level 3 Communications to Level 3 Parent to be evidenced by either the Parent Intercompany Note or another duly executed promissory note that is pledged and delivered to the Note Collateral Agent within thirty (30) days of the Incurrence of such Indebtedness; and

(i) Notwithstanding anything to the contrary contained herein, neither the Issuer nor Level 3 Communications (nor any successor obligor under the Loan Proceeds Note) shall cause or permit the principal amount of the Loan Proceeds Note at any time to be less than the aggregate principal amount of the term loans outstanding under the New Credit Agreement, the First Lien Notes and the Second Lien Notes outstanding at such time (after giving effect to any substantially concurrent repayment or prepayment of such term loans, such First Lien Notes or Second Lien Notes at the time of any reduction in the principal amount of the Loan Proceeds Note).

Section 9.16. [Reserved].

Section 9.17. Ratings. The Issuer shall use commercially reasonable efforts to obtain within sixty (60) days following the Amendment Effective Date and to maintain (a) public ratings from Moody’s and S&P for the Securities and (b) public corporate credit ratings and corporate family ratings from Moody’s and S&P in respect of the Issuer; provided, that in each case, that the Issuer and its subsidiaries shall not be required to obtain or maintain any specific rating.

Section 9.18. Authorizations and Consents of Governmental Authorities. Each of Level 3 Parent and the Issuer will endeavor, and cause each Regulated Grantor Subsidiary and each Regulated Guarantor Subsidiary to endeavor, in good faith using commercially reasonable efforts to (i) (A) cause the Collateral Permit Condition to be satisfied with respect to such Regulated Grantor Subsidiary and (B) cause the Guarantee Permit Condition to be satisfied with respect to such Regulated Guarantor Subsidiary, in each case at the earliest practicable date and (ii) obtain the material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required to cause any Subsidiary to become a Guarantor and a Collateral Guarantor as required by this Section 9.18 and the Collateral and Guarantee Requirement. For purposes of this covenant, the requirement that Level 3 Parent or the Issuer use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which they conduct their business in any respect that the management of the Issuer shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Subsidiary as necessary to enable them to comply with their obligations under this paragraph.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by Lumen, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to Guarantee any First Lien Obligation or Junior Lien Obligation and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

Section 9.19. Lumen Intercompany Loan. Each of Level 3 Parent and the Issuer will not, and will not permit any of their respective Subsidiaries to, amend, modify, grant any waivers under or supplement the Lumen Intercompany Loan, any documents entered into in connection therewith or any rights with respect to any of the foregoing in a manner that is adverse to the Holders; provided that upon (i) a separation of the mass market and enterprise businesses that entails a disposition or other transfer of either business to an unaffiliated third party for cash consideration at fair market value (as determined by the Issuer, a “Separation Event”) and (ii) the Issuer achieving a Secured Leverage Ratio of 3.15 prior to and pro forma for a Separation Event, the Issuer may, in its discretion, elect to terminate the Lumen Intercompany Loan.

Section 9.20. Business of the Issuer and the Subsidiaries; Etc. Each of Level 3 Parent and the Issuer will not, and will not permit any of their respective Subsidiaries to, permit any Material Assets that are owned by the Issuer, any Guarantor or any of their respective Subsidiaries to be transferred, sold, assigned, leased or otherwise disposed to (including pursuant to any Investment, Restricted Payment or other disposition), in one transaction or series of related transactions, to any Unrestricted Subsidiary.

Section 9.21. Limitation on Activities of Level 3 Parent and the Sister Subsidiaries. Neither Level 3 Parent nor any of its Sister Subsidiaries shall directly operate any material business; provided, that the following activities shall not constitute the operation of a business and shall in all cases be permitted:

(a) in the case of Level 3 Parent, directly owning the Equity Interests of the Issuer and each other Sister Subsidiary in existence as of the Issue Date;

(b) in the case of Level 3 Parent, indirectly owning the Equity Interests of the Issuer’s Subsidiaries and the Sister Subsidiaries;

(c) owning indirectly the Equity Interests of the Issuer’s Subsidiaries;

(d) entry into, and the performance of its obligations with respect to the Note Documents;

(e) Guarantees of Indebtedness permitted to be incurred hereunder by the Issuer and its Subsidiaries pursuant to Sections 9.08(b)(xii), (xx), (xxi) and (xxix);

(f) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries);

(g) holding director and equityholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable requirements of law;

(h) the participation in tax, accounting and other administrative matters as a member of a consolidated group, including compliance with applicable requirements of law and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees;

(i) in the case of Level 3 Parent, the holding of any cash and Cash Equivalents or other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted dispositions made by any of its Subsidiaries or proceeds from the issuance of Equity Interests of Level 3 Parent; provided, that immediately after receipt thereof, such cash, Cash Equivalents or other assets are promptly contributed or otherwise transferred to the Issuer or a Subsidiary Guarantor or distributed as a Restricted Payment to the extent permitted by Section 9.11;

(j) the entry into and performance of its obligations with respect to the Parent Intercompany Note and any replacements thereof;

(k) providing indemnification for its officers, directors, members of management, employees, advisors or consultants;

(l) the filing of tax reports, paying Taxes and other actions with respect to tax matters (including contesting any Taxes);

(m) the preparation of reports to Governmental Authorities and to its equityholders;

(n) the performance of obligations under and compliance with its organization documents, any demands or requests from or requirements of a Governmental Authority or any applicable requirement of law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries;

(o) issuing its own Equity Interests and the making of dividends permitted to be made under Section 9.11;

(p) the receipt of dividends permitted to be made to Level 3 Parent under Section 9.11;

(q) providing for indemnities, guarantees or similar undertakings in connection with commercial contracts and other ordinary course operations;

(r) [reserved];

(s) activities substantially consistent with the activities of Level 3 Parent as of the date hereof; and

(t) any activities incidental to the foregoing.

For the avoidance of doubt, notwithstanding anything herein to the contrary, nothing in this Section 9.21, shall prohibit any Subsidiary of Level 3 Parent (other than the Issuer or any of its Subsidiaries unless the Issuer or such Subsidiary of the Issuer is otherwise so permitted by Article 7 and Section 9.12) from merging, amalgamating or consolidating with or into Level 3 Parent or any Subsidiary of Level 3 Parent or disposing of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Level 3 Parent or any Subsidiary of Level 3 Parent.

Section 9.22. After-Acquired Property.

(a) Subject to the terms of the Collateral Agreement and the Intercreditor Agreements, upon the acquisition by the Issuer or any Collateral Guarantor of any After-Acquired Property, the Issuer or such Collateral Guarantor shall execute, deliver, record and file such security instruments and financing statements as are required under this Indenture or any Note Collateral Document to create a perfected security interest (subject to Permitted Liens) in such After-Acquired Property and to have such After-Acquired Property (but subject to the limitations as described in Section 5.12, Article 8, the Note Collateral Documents and the First Lien/First Lien Intercreditor Agreement) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

ARTICLE 10

REDEMPTION OF SECURITIES

Section 10.01. Right of Redemption. The Securities will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice to each Holder of Securities on the terms and at the Redemption Prices (expressed as percentages of principal amount) set forth in Section 5 on the reverse of the form of Security, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of Record on the relevant record date to receive interest due on the relevant Interest Payment Date.

Section 10.02. Applicability of Article. This Article 10 shall govern any redemption of the Securities pursuant to Section 10.01.

Section 10.03. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities pursuant to Section 10.01 shall be evidenced by a Board Resolution of the Issuer. The Issuer shall, at least 30 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 10.04. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

Section 10.04. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis, or by lot and, in the case of Securities represented by a Global Security held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 10.05. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided that in the case of Securities held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the Securities (including “CUSIP” number(s) and the statement from Section 3.10) to be redeemed and shall state:

(a) the Redemption Date,

(b) the Redemption Price and the amount of accrued interest to, but not including, the Redemption Date payable as provided in Section 10.07, if any,

(c) if relevant, any conditions to such redemption and the information required with respect thereto pursuant to Section 5 on the reverse of the form of Security,

(d) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(e) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(f) that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to, but not including, the Redemption Date payable as provided in Section 10.07) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(g) the place or places where such Securities are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 10 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

Section 10.06. Deposit of Redemption Price. On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the Securities which are to be redeemed on that date.

Section 10.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, subject to the satisfaction or waiver of any conditions set forth in such notice of redemption in accordance with Section 5 on the reverse form of the Security, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to, but not including, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds for the redemption of the Securities (or any portion thereof) called for redemption on or prior to the Redemption Date referred to in such notice, those Securities will cease to bear interest on or after that Redemption Date and the only right of the Holders of those Securities will be to receive payment of the Redemption Price, together with any accrued and unpaid interest.

Section 10.08. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 9.02 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 11

DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Securities, elect to have either Section 11.02 or Section 11.03 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article 11.

Section 11.02. Defeasance and Discharge. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the Issuer’s obligations with respect to such Securities under Section 2.3 of Appendix A and Sections 3.03, 3.06, 3.07, 9.02 and 9.03 and the Issuer’s rights under Section 10.01, (b) rights of Holders to receive payment of principal of, premium, if any, and interest on such Securities (but not the Purchase Price referred to under Section 9.07) and any rights of the Holders with respect to such amounts, (c) the rights, obligations and immunities of the Trustee under this Indenture and (d) this Article 11. Subject to compliance with this Article 11, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the Securities. If the Issuer exercises its option under this Section 11.02, (v) each Guarantor, if any, shall be released from all its obligations under its Note Guarantee, (w) the Loan Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Loan Proceeds Note, (y) the Loan Proceeds Note may be canceled and (z) all obligations to provide Loan Proceeds Note Guarantees shall terminate and all references in this Indenture to Loan Proceeds Note Guarantees and Loan Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Level 3 Parent or any Subsidiary. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, all Liens on the Collateral securing the Indebtedness evidenced by the Securities shall be released and the Note Collateral Documents shall cease to be of further effect.

Section 11.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in Sections 7.01(a)(ii), 7.03(a)(ii)(B)(3), (4) and (5), in Sections 7.04, 7.06, 9.05 and 9.18, Sections 9.07 through 9.22 and Section 12.01 and from the operation of Sections 5.01(f), (g), (h), (i), (j) and (k) (but, in the case of Sections 5.01(i) and (j), with respect only to Significant Subsidiaries) and from Section 9.22, with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d), (e), (f), (g), (h), (i), (j) or (k) (but, in the case of Section 5.01(i) or (j), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If the Issuer exercises its option under this Section 11.03, (v) each Guarantor shall be released from all its obligations under its Note Guarantee, (w) the Loan Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Loan Proceeds Note, (y) the Loan Proceeds Note may be canceled and (z) all obligations to provide Loan Proceeds Note Guarantees shall terminate and all references in this Indenture to Loan Proceeds Note Guarantees and Loan Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Level 3 Parent or any Subsidiary. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, all Liens on the Collateral securing the Indebtedness evidenced by the Securities shall be released and the Note Collateral Documents shall cease to be of further effect.

Section 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or Section 11.03 to the Outstanding Securities:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, at any time prior to the Stated Maturity of the Securities: (i) money in an amount, or (ii) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 10.03, a notice of their election to redeem all of the Outstanding Securities at a future date in accordance with Article 10, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(i) and Section 5.01(j) are concerned with respect to Level 3 Parent and the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(d) In the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 11.02 or the covenant defeasance under Section 11.03 (as the case may be) have been complied with.

Section 11.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 9.03 and any governing law, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the “Trustee”) pursuant to Section 11.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer or Level 3 Parent acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any Tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 11.04 which, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article 11.

Section 11.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.01 or 11.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 11.02 or 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

NOTE GUARANTEES

Section 12.01. Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and Note Collateral Agent and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Note Documents (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee and Note Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee and Note Collateral Agent for the Obligations of any of them; (e) the failure of any Holder or the Trustee and Note Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee and Note Collateral Agent to any security held for payment of the Obligations.

Except as expressly set forth in Sections 7.05, 7.06, 9.14, 11.02, 11.03, 12.03 and 12.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any terms thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 5, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 12.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee and Note Collateral Agent or any Holder in enforcing any rights under this Section 12.01.

The Issuer shall cause each of its direct or indirect Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under any First Lien Obligations to execute and deliver to the Trustee, within 30 days of such event (which such period will be automatically extended in 30 day increments so long as the Issuer uses commercially reasonable efforts), a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary will guarantee the Obligations. For the avoidance of doubt, no Excluded Subsidiary shall be required to guarantee the Obligations, become a party to the Collateral Agreement or any other Collateral Document or create Liens on its assets to secure the Obligations.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by Lumen, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to Guarantee any First Lien Obligation (other than the Securities) or Junior Lien Obligations and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

Section 12.02. Contribution. Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the Issue Date and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the Issue Date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 8.01, the date of the supplemental indenture executed and delivered by such Guarantor).

Section 12.03. Release of Guarantees. The Note Guarantee of a Guarantor that is a Subsidiary shall be automatically and unconditionally released:

(a) upon consummation of any transaction permitted hereunder if (x) resulting in such Guarantor ceasing to constitute a Subsidiary (including because such Subsidiary is designated an “Unrestricted Subsidiary”) or (y) in the case of any Guarantor that would not be required to be a Guarantor because it is, or has become, an Excluded Subsidiary as a result of a transaction following which it has become (or remains) a Subsidiary of the Issuer or a Guarantor, and upon notice to the Trustee (which failure to deliver such notice shall not effect the release without delivery of any installment or any action by any party; provided that, any release pursuant to preceding clause (y) shall only be effective if:

(A) no Event of Default under Section 5.01(a), (b), (i) or (j) has occurred and is continuing or would result therefrom,

(B) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of, and Investments in, such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Sections 9.08 and 9.12(for this purpose, with the Issuer being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section), and any previous dispositions thereto pursuant to Section 9.12 shall be re-characterized and would then be permitted as if same were made to a Subsidiary that was not a Guarantor (and all items described above in this clause (B) shall thereafter be deemed recharacterized as provided above in this clause (B)),

(C) such Subsidiary shall not be (or shall be simultaneously released as) a guarantor (if applicable) with respect to the any First Lien Notes, Other First Lien Debt, Second Lien Notes, Permitted Consolidated Cash Flow Debt, Existing Unsecured Notes, Subordinated Indebtedness, any other Indebtedness secured by a Junior Lien or any Permitted Refinancing Indebtedness (and successive Permitted Refinancing Indebtedness) with respect to the foregoing; and

(D) the transaction resulting in such release is a legitimate business transaction and not for a “liability management transaction” as reasonably determined by the Issuer;

(b) [reserved];

(c) [reserved];

(d) if such Guarantor is (or immediately after being released from its Note Guarantee of the Securities will be) released from its Guarantee of all First Lien Obligations and Junior Lien Obligations except any such release by or as a result of payment of such Guarantee and such Guarantor is not a guarantor under any of the Other Notes and is not otherwise required to Guarantee the Securities under this Indenture in accordance with Section 12.01,

(e) if the Issuer exercises the legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of this Indenture, in each case in accordance with Article 11, or

(f) if such Guarantee was originally Incurred to permit such Guarantor to Incur or guarantee Indebtedness not otherwise permitted pursuant to Section 9.08 or Section 9.10 and the Indebtedness so Incurred or guaranteed (and any permitted refinancing Indebtedness thereof) has been repaid or discharged (provided that, after giving effect to such release, such Guarantor does not have any outstanding Indebtedness or guarantee that would violate Section 9.08 or Section 9.10 if such outstanding Indebtedness or guarantee would have been Incurred following the release of such Note Guarantee and such Guarantor is not a guarantor under any First Lien Obligation (other than the Securities)).

Upon any occurrence giving rise to a release of a Guarantee as specified above, the Trustee, upon receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, shall execute any documents reasonably required by the Issuer in order to evidence or effect such release, discharge and termination in respect of such Guarantee. None of the Issuer, any Guarantor or the Trustee will be required to make a notation on the Securities to reflect any Guarantee or any such release, termination or discharge.

Section 12.04. Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and Note Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee and Note Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Note Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

Section 12.06. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and Note Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07. Execution of Supplemental Indenture for Future Guarantors.

(a) Each Subsidiary which is required to become a Guarantor pursuant to any Section of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations. Concurrently with the execution and delivery of any such supplemental indenture by Level 3 Communications, Level 3 Communications shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by Level 3 Communications and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of Level 3 Communications is a legal, valid and binding obligation of Level 3 Communications, enforceable against Level 3 Communications in accordance with its terms. Each person then a Guarantor authorizes the Issuer to enter into such a supplemental indenture on its behalf.

Section 12.08. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of a Security, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE 13

COLLATERAL AND SECURITY

Section 13.01. Collateral.

(a) The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Securities, according to the terms hereunder or thereunder, and all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under the Note Documents are secured as provided in the Note Collateral Documents which the Issuer and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided by the Note Collateral Documents hereafter delivered as required by this Indenture, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Issuer hereby acknowledge and agree that the Note Collateral Agent has a security interest in the Collateral for the benefit of the Holders, the Trustee and itself, in each case pursuant and subject to the terms of the Note Collateral Documents. The Issuer and the Guarantors shall make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office of notices of grant of security interest in Intellectual Property) and take all other actions, in each case as are required by the Note Collateral Documents, to create, maintain, perfect, record, continue, enforce or protect (at the sole cost and expense of the Issuer and the Guarantors) the security interests created by the Note Collateral Documents in the Collateral (subject to the terms of the Intercreditor Agreements and the Note Collateral Documents) as a perfected security interest and within the time frames set forth therein subject to permitted Liens and the priority required by the Intercreditor Agreement and the other Note Collateral Documents.

(b) Each Holder, by its acceptance of a Security, (i) consents and agrees to the terms of each Note Collateral Document (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral), the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement and any other Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in all or any part of the Collateral, (ii) authorizes the Note Collateral Agent to act on its behalf as “collateral agent” under this Indenture and the Note Collateral Documents, (iii) authorizes the Issuer to appoint the Note Collateral Agent to act on behalf of the Secured Parties as the Note Collateral Agent under this Indenture and the Note Collateral Documents, (iv) authorizes and directs the Note Collateral Agent to enter into the Note Collateral Documents to which it is or becomes a party, the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement and any other Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder in accordance therewith, (v) authorizes and empowers the Note Collateral Agent to bind the Holders and other holders of First Lien Obligations and Junior Lien Obligations as set forth in the Note Collateral Documents to which the Note Collateral Agent is a party and (vi) authorizes the Trustee to authorize the Note Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Note Collateral Agent by the terms of the Note Collateral Documents and the Intercreditor Agreements, including for purposes of acquiring, holding, enforcing and foreclosing on any and all Liens on Collateral granted by any grantor thereunder to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding the foregoing, no such consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Securities. The foregoing will not limit the right of the Issuer or any Subsidiary to amend, waive or otherwise modify the Note Collateral Documents in accordance with their terms.

(c) Neither the Issuer nor any Guarantor will take or omit to take any action which would materially adversely affect or impair the validity or enforceability of the Liens in favor of the Note Collateral Agent on behalf of the Secured Parties with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any action or inaction that is otherwise permitted by this Indenture or required by law.

(d) Subject to Article 6, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, validity, enforceability, effectiveness or sufficiency of the Note Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing First Lien Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing First Lien Obligations or the Collateral Documents or any delay in doing so.

(e) The Holders agree that the Note Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Note Collateral Agent by this Indenture, the Intercreditor Agreements and the Collateral Documents. Furthermore, each Holder, by accepting a Security, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Note Collateral Agent to enter into and perform each of the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement and any other Intercreditor Agreement and the Note Collateral Documents in each of its capacities thereunder.

(f) If the Issuer (i) Incurs Other First Lien Debt Obligations at any time when no intercreditor agreement is in effect or at any time when First Lien Obligations (other than the Securities) entitled to the benefit of the First Lien/First Lien Intercreditor Agreement are concurrently retired, and (ii) delivers to the Note Collateral Agent an Officers’ Certificate so stating and requesting the Note Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien/First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Other First Lien Debt so Incurred, the Note Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(g) If the Issuer (i) Incurs Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting Junior Lien Obligations entitled to the benefit of a Permitted Junior Intercreditor Agreement is concurrently retired, and (ii) delivers to the Note Collateral Agent and/or the Trustee, as applicable, an Officers’ Certificate so stating and requesting the Note Collateral Agent and/or the Trustee, as applicable, to enter into a Permitted Junior Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness constituting Junior Lien Obligations so Incurred, the Note Collateral Agent and/or the Trustee, as applicable, shall (and each is hereby authorized and directed to) enter into such intercreditor agreement bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(h) At all times when the Trustee is not itself the Note Collateral Agent, the Issuer will, upon request, deliver to the Trustee copies of all Note Collateral Documents delivered to the Note Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Note Collateral Documents.

Section 13.02. New Collateral Guarantors; After-Acquired Property.

(a) [reserved]

(b) Substantially concurrently with any Subsidiary becoming a Guarantor pursuant to Section 12.01, the Issuer shall cause all of such Subsidiary’s assets (other than Excluded Property) to be subjected to a Lien securing the Note Obligations for the benefit of the Collateral Agent and thereafter shall take, or cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Collateral Documents, all at the Issuer’s expense; provided that the Collateral in any event shall exclude Excluded Property. Notwithstanding anything to the contrary herein, no Regulated Subsidiary shall guarantee the Securities or pledge Collateral to secure such Guarantee prior to the satisfaction of the Guarantee Permit Condition or Collateral Permit Condition, as applicable.

(c) Subject to the limitations set forth in the Collateral Documents and the Intercreditor Agreements, the Issuer and the Guarantors shall, at their expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such actions as the Collateral Agent may from time to time reasonably request, to assure, preserve, protect and perfect (and to maintain the perfection of) the security interest and the priority thereof in the Collateral for the benefit of the Holders and the Collateral Agent (including the payment of any fees and Taxes required in connection with the execution and delivery of the Collateral Documents, the granting of such security interests and the filing of any financing statements or other documents in connection therewith), in each case to the extent required by the Collateral Documents.

(d) Notwithstanding anything to the contrary in this Indenture or the Collateral Documents, and for the avoidance of doubt, neither the Issuer nor any Guarantor shall be obligated to grant a security interest in any asset that is not required to also be collateral securing any First Lien Obligations and, if so required, they shall not be required to perfect any such security interest unless and until they are required to do so in respect of such First Lien Obligations.

Section 13.03. [Reserved].

Section 13.04. [Reserved].

Section 13.05. Note Collateral Agent.

(a) The Trustee hereby appoints The Bank of New York Mellon Trust Company, N.A. to act on its behalf as the Note Collateral Agent under this Indenture and each of the Note Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Collateral Documents, and The Bank of New York Mellon Trust Company, N.A. agrees to act as such. The provisions of this Section 13.05 are solely for the benefit of the Note Collateral Agent and neither the Trustee nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Note Collateral Agent in accordance with the provisions of this Indenture and the Note Collateral Documents, and the exercise by the Note Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Note Collateral Documents, the Note Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture or in the Note Collateral Documents to which it is party. The Note Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Note Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Note Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Note Collateral Agent may consult with legal counsel (who may be counsel for the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Without limiting the generality of the foregoing, the Note Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Collateral Documents that the Note Collateral Agent is required to exercise; provided that the Note Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Note Collateral Agent to liability or that is contrary to any Note Collateral Document or applicable law;

(iii) shall not, except as expressly set forth in the Note Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Note Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Trustee, (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of the Intercreditor Agreement. The Note Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to the Note Collateral Agent by the Trustee or the Issuer; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Note Collateral Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Note Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Note Collateral Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in any Note Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Note Collateral Agent.

By accepting the Securities, each Holder will be deemed to have irrevocably agreed to the foregoing provisions of the prior paragraph and shall be bound by those agreements to the fullest extent permitted by law.

(b) Subject to the provisions of the applicable Note Collateral Document, each Holder, by its acceptance of the Securities, agrees that the Note Collateral Agent shall execute and deliver the Note Collateral Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Note Collateral Agent shall hold (directly or through any agent or bailee) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders on the Collateral for their benefit, subject to the provisions of the Intercreditor Agreement. Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Note Collateral Documents. The Holders may only act by instruction to the Trustee, which shall instruct the Note Collateral Agent.

(c) If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Five, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Note Collateral Agent such proceeds to be applied by the Note Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(d) The Note Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Note Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(e) Notwithstanding anything to the contrary in this Indenture or any Note Collateral Document, neither the Note Collateral Agent nor the Trustee shall be responsible for, and neither makes any representation regarding, the validity, effectiveness or priority of any of the Note Collateral Documents or the security interests or Liens intended to be created thereby.

(f) The benefits, protections and indemnities of the Trustee in Section 6.07 of this Indenture shall apply mutatis mutandis to the Note Collateral Agent in its capacity as such, including the rights to reimbursement and indemnification.

Section 13.06. Corporate Note Collateral Agent Required; Eligibility; Conflicting Interests.

(a) There shall be at all times a Note Collateral Agent hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 13.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Note Collateral Agent shall have actual knowledge that the Note Collateral Agent ceases to be eligible in accordance with the provisions of this Section 1304, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Thirteen.

(b) The Note Collateral Agent shall be permitted to engage in transactions with Level 3 Parent or its Subsidiaries; provided, however, that if the Note Collateral Agent acquires any conflicting interest, the Note Collateral Agent must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Note Collateral Agent (and if such permission is not granted within a reasonable time, resign) or (iii) resign.

Section 13.07. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Note Collateral Agent and no appointment of a successor Note Collateral Agent pursuant to this Article Thirteen shall become effective until the acceptance of appointment by the successor Note Collateral Agent in accordance with the applicable requirements of Section 13.06.

(b) The Note Collateral Agent may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Note Collateral Agent required by Section 13.06 shall not have been delivered to the Note Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Note Collateral Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(c) The Note Collateral Agent may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Note Collateral Agent and to the Issuer. If the instrument of acceptance by a successor Note Collateral Agent required by Section 13.06 shall not have been delivered to the Note Collateral Agent within 30 days after the giving of such notice of removal, the Note Collateral Agent designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(d) If at any time:

(1) the Note Collateral Agent shall cease to be eligible under Section 13.06 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Note Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Note Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Note Collateral Agent or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities who have been bona fide Holders of a Security for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Collateral Agent and the appointment of a successor Note Collateral Agent.

(e) If the Note Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Note Collateral Agent for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Note Collateral Agent. If the Issuer does not promptly appoint a successor Note Collateral Agent after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Note Collateral Agent shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the retiring Note Collateral Agent. In either case, the successor Note Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Note Collateral Agent and supersede the successor Note Collateral Agent appointed by the Issuer. If no successor Note Collateral Agent shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(f) The Issuer shall give notice of each resignation and each removal of the Note Collateral Agent and each appointment of a successor Note Collateral Agent to the Holders of Securities in the manner provided for in Section 1.06. Each notice shall include the name of the successor Note Collateral Agent and its address for notices hereunder.

(g) The retiring Note Collateral Agent shall not be liable for any of the acts or omissions of any successor Note Collateral Agent appointed hereunder.

(h) The Note Collateral Agent is authorized to enter into one or more amendments, restatements or replacements to the Note Collateral Documents or related documents, whether or not in connection with a Successor Trustee appointment.

Section 13.08. Acceptance of Appointment by Successor.

Every successor Note Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Note Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Note Collateral Agent shall become effective and such successor Note Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Note Collateral Agent; but, on request of the Issuer or the successor Note Collateral Agent, such retiring Note Collateral Agent shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Note Collateral Agent all the rights, powers and trusts of the retiring Note Collateral Agent and shall duly assign, transfer and deliver to such successor Note Collateral Agent all property and money held by such retiring Note Collateral Agent hereunder. Upon request of any such successor Note Collateral Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Note Collateral Agent all such rights, powers and trusts. In connection with the appointment of a successor Note Collateral Agent, the successor Note Collateral Agent shall, at the election of the Issuer, become party to one or more replacement collateral agreements. Upon entry into a replacement collateral agreement, the Collateral Agreement will be terminated and other conforming terminations will be consummated. In connection with the appointment of a successor Note Collateral Agent, the successor Note Collateral Agent shall, at the election of the Issuer, become party to one or more replacement collateral agreements. Upon entry into a replacement collateral agreement, the Collateral Agreement will be terminated and the successor Note Collateral Agent shall enter into any replacement or restated Collateral Agreement.

No successor Note Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Note Collateral Agent shall be qualified and eligible under this Article Thirteen.

Section 13.09. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Note Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Note Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Note Collateral Agent, shall be the successor of the Note Collateral Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Thirteen and shall execute and file such documents, including financing statements, or take such other actions as are necessary to maintain the Note Collateral Agent’s perfected security interest in the Collateral.

Section 13.10. Release of Collateral.

(a) All or any portion of the Collateral, as applicable, shall be released from the Lien and security interest created by the Note Collateral Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 13.10. Upon such release, subject to the terms of the Note Collateral Documents all rights in the applicable Collateral securing the Obligations shall revert to the Issuer and the Guarantors. The applicable Collateral shall be automatically released from the Lien and security interest created by the Note Collateral Documents to secure the Obligations under any of the following circumstances:

(i) to enable the Issuer or any Collateral Guarantor to consummate the disposition (other than any disposition to the Issuer or a Collateral Guarantor) of such property or assets to the extent not prohibited under Section 9.12;

(ii) to the extent that such Collateral comprises property leased to the Issuer or any Collateral Guarantor, upon termination or expiration of such lease;

(iii) in respect of the property and assets of a Collateral Guarantor, upon the release or discharge of the Guarantee of such Collateral Guarantor in accordance with this Indenture;

(iv) in respect of any property and assets of a Collateral Guarantor or the Issuer that would constitute Collateral but is at such time not subject to a Lien securing First Lien Obligations (other than the Obligations), other than any property or assets that cease to be subject to a Lien securing First Lien Obligations (other than the Obligations) in connection with a Discharge of First Lien Obligations (other than the Obligations); provided that if such property and assets (other than Excluded Property) are subsequently subject to a Lien securing First Lien Obligations (other than the Obligations), such property and assets shall subsequently constitute Collateral under this Indenture;

(v) in respect of any Collateral transferred to a third party or otherwise disposed of in connection with any enforcement by the Note Collateral Agent in accordance with the First Lien/First Lien Intercreditor Agreement;

(vi) pursuant to an amendment or waiver in accordance with Section 5.12 or Article 8;

(vii) in accordance with the applicable provisions of the First Lien/First Lien Intercreditor Agreement or the Collateral Documents;

(viii) in respect of any property and assets that are or become Excluded Property pursuant to a transaction not prohibited under this Indenture including without limitation (x) any collections and accounts established solely for the collection of Receivables to secure the incurrence of Indebtedness pursuant to a Qualified Receivable Facility as permitted by Section 9.08(b)(xxviii) and any property securing such Qualified Receivable Facility, (y) consist of Securitization Assets transferred to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii) or (z) consist of Digital Products transferred to a Digital Products Subsidiary in connection with a Qualified Digital Products Facilities permitted under Section 9.08(b)(xxx);

(ix) if the Securities have been discharged or defeased pursuant to Section 11.03;

(x) as required by the Note Collateral Agent to effect any disposition of Collateral in connection with any exercise of remedies under the Collateral Documents;

(xi) pursuant to the terms of any applicable Intercreditor Agreement; and

(xii) [reserved]; or

(xiii) upon such Collateral becoming Excluded Property.

In addition, (i) the security interests granted pursuant to the Collateral Documents securing the Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Collateral Guarantors, as of the date when all the Obligations under this Indenture and the Collateral Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; and (ii) the security interests granted pursuant to the Collateral Documents securing the Obligations shall automatically terminate as of the date when the holders of at least 66.666% in aggregate principal amount of all Securities issued under this Indenture consent to the termination of the Collateral Documents.

(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Issuer’s expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release provided to it to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Note Collateral Documents. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Note Collateral Documents.

(c) The release of any Collateral from the terms of this Indenture and the Note Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Note Collateral Documents.

(d) If the Existing Issuer Credit Facility Obligations have been discharged, Level 3 Parent will designate the class of First Lien Obligations having at that time the highest aggregate principal amount outstanding as the “Original Obligations” under (and within the meaning of) the Intercreditor Agreement.

(e) Upon any occurrence giving rise to a release of Collateral as specified above, the Trustee, upon receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, will execute any documents reasonably required by the Issuer in order to evidence or effect such release in respect of such Collateral. None of the Issuer, any Guarantor or the Trustee will be required to make a notation on the Securities to reflect any such release.

Section 13.11. Authorization of Actions to be Taken by the Trustee Under the Note Collateral Documents.

(a) Subject to the provisions of the Note Collateral Documents, the Trustee may direct, on behalf of Holders, the Note Collateral Agent to take action permitted to be taken by it under the Note Collateral Documents.

(b) Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Note Collateral Documents and Sections 6.01 and 6.03, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Note Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Note Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Guarantors hereunder.

(c) Subject to the provisions of the Note Collateral Documents, the Trustee and the Note Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuer, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Note Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Note Collateral Agent). Nothing in this Section 13.11 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Note Collateral Agent.

Section 13.12. Authorization of Receipt of Funds by the Note Collateral Agent Under the Note Collateral Documents. Subject to the provisions of the Note Collateral Documents, the Note Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Note Collateral Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 13.13. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 13.14. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Thirteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article Thirteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 13.15. FCC and State PUC Compliance. Notwithstanding anything to the contrary contained in any of the Note Documents, none of the Trustee, the Collateral Agent or the Holders, nor any of their agents, will take any action pursuant any Note Document that would constitute or result in an assignment or transfer of control of any FCC License or State PUC License held by Level 3 Parent, the Issuer or any Guarantor if such assignment or transfer of control would require, under existing Telecommunications Laws, the prior application to, approval of, or notice to, the FCC or any State PUC, without first filing such application, obtaining such approval and/or providing such required notice to the FCC and/or State PUC.

Section 13.16. Regulated Subsidiaries. Notwithstanding any provision of this Indenture, any other Note Document or otherwise to the contrary:

(a) (x) any Regulated Guarantor Subsidiary that the Issuer intends to cause to become a Designated Guarantor Subsidiary shall be treated as a Collateral Guarantor for purposes of Article 9 so long as the Issuer is using commercially reasonable efforts to satisfy the Guarantee Permit Condition (or, solely with respect to (x) investments with respect to the payment of intercompany expenses or other investments, in each case in the ordinary course of business and (y) investments with respect to the payment of capital expenditures with respect to any such Regulated Guarantor Subsidiary, has been unable to satisfy the Guarantee Permit Condition as to such Subsidiary in spite of such efforts) and (y) no Regulated Guarantor Subsidiary shall be required to provide any guarantee hereunder until such time as it has satisfied the Guarantee Permit Condition; and

(b) (x) any Regulated Grantor Subsidiary that the Issuer intends to cause to become a Designated Grantor Subsidiary shall be treated as a Collateral Guarantor for purposes of Article 9 so long as the Issuer is using commercially reasonable efforts to satisfy the Collateral Permit Condition (or, solely with respect to (x) investments with respect to the payment of intercompany expenses or other investments, in each case in the ordinary course of business and (y) investments with respect to the payment of capital expenditures with respect to any such Regulated Grantor Subsidiary, has been unable to satisfy the Collateral Permit Condition as to such Subsidiary in spite of such efforts) and (y) no Regulated Grantor Subsidiary shall be required to grant a lien on any of its Collateral, become a party to the Collateral Agreement or have its Equity Interests pledged as Collateral until such time as it has satisfied the Collateral Permit Condition.

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Exhibit B

[On file with the collateral agent]